Exhibit 3.1(ii)

LIMITED PARTNERSHIP AGREEMENT
FOR
BRIDGE PRIVATE LENDING, L.P.
A MARYLAND LIMITED PARTNERSHIP

TRANSFER OR OTHER DISPOSITION OF THE LIMITED PARTNERSHIP INTERESTS IS RESTRICTED AS PROVIDED IN THE LIMITED PARTNERSHIP AGREEMENT AND BY APPLICABLE MARYLAND LAW.  BASED UPON THE FOREGOING, EACH ACQUIRER OF AN INTEREST MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF INVESTMENT THEREIN FOR AN INDEFINITE PERIOD OF TIME.

REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”) IS A PROCEDURAL MATTER.  NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THE SUBSTANTIVE TERMS OF THIS LIMITED PARTNERSHIP AGREEMENT OR OF THE LIMITED PARTNERSHIP INTERESTS PROVIDED FOR HEREIN.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

AGREEMENT OF LIMITED PARTNERSHIP
OF
BRIDGE PRIVATE LENDING, L.P.

Effective as of November 19, 2009

This LIMITED PARTNERSHIP AGREEMENT of BRIDGE PRIVATE LENDING, L.P. (the “Partnership”), is effective as of the 19th day of November 2009 (the “Effective Date”), by and among Bridge GP, LLC, a Maryland limited liability company, as General Partner (the “General Partner”), the Initial Limited Partner, as the initial limited partner, and the persons and/or entities listed from time to time in Part II of Schedule A of this Agreement, as holders of Units (the “Limited Partners”).

RECITALS

WHEREAS, BRIDGE PRIVATE LENDING, LLC (“BPL Maryland”), a Maryland limited liability company, was organized pursuant to Articles of Organization that were filed with the Maryland State Department of Assessments and Taxation (“SDAT”) on April 13, 2006; and

WHEREAS, BRIDGE PRIVATE LENDING, LLC (“BPL Florida”), a Florida limited liability company, was organized on May 24, 2006, and registered with SDAT as a foreign limited liability company on September 13, 2006; and

WHEREAS, BPL Florida is the surviving entity of a September 1, 2006 merger with BPL Maryland, the Florida articles of merger were filed with the Florida Department of State Division of Corporations (“FDSDC”) on September 1, 2006, and the Maryland articles of merger were filed with the SDAT on August 31, 2006; and

WHEREAS, the General Partner was organized pursuant to Articles of Organization that were filed with the SDAT on November 17, 2009; and

WHEREAS, the members of BPL Florida all contributed their membership interests in BPL Florida to the General Partner immediately after the General Partner was organized so that BPL became a wholly-owned subsidiary of the General Partner; and

WHEREAS, the Partnership was formed pursuant to a Certificate of Limited Partnership, dated November 19, 2009, that were filed with the SDAT on November 19, 2009; and

WHEREAS, the Partnership is the surviving entity of a November 23, 2009 merger with BPL Florida, the Maryland articles of merger were accepted by the SDAT on November 23, 2009, and the Florida articles of merger were filed with the FDSDC on November 24, 2009; and

WHEREAS, the General Partner and the Partnership are both Maryland entities in good standing and the Initial Limited Partner is a resident of Maryland.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties agree to the Limited Partnership Agreement of the Partnership in its entirety to read as follows:

1. DEFINITIONS; INTERPRETATION.

1.1 Definitions.  As used herein, the following terms shall have the following respective meanings:

Advisers Act – the Investment Advisers Act of 1940, as the same may be hereafter amended from time to time.

Affiliate – with reference to any Person, any other Person of which such Person is a member, director, officer, manager, general partner or employee, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and, in the case of an individual, a spouse or a blood relative of such Person (or spouse) within the second degree.

Agreement – this Limited Partnership Agreement, as amended from time to time as provided herein.

Applicable Law – any applicable law, regulation, ruling, order or directive, or license, permit or other similar approval of any Governmental Authority, now or hereafter in effect, to which a Partner (or any of its Affiliates) is or may be subject.

Assignment – as defined in Section 10.1.

Authorized Representatives – as defined in Section 15.16.

Bankruptcy Code – Title 11 of the United States Code entitled “Bankruptcy,” as the same may be hereafter amended from time to time, and any successor statute or statutes thereto.

BHC Partner – any Limited Partner that is a “bank holding company” or a non-bank “subsidiary” thereof as defined in § 225.2 of the regulations of the Federal Reserve System or any successor regulations.

Book Value – with respect to any Partnership asset, the asset’s adjusted basis for federal income tax purposes, except that the Book Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its Fair Market Value.

Business Day – any day excluding a Saturday and any other day on which banks are required or authorized to close in Baltimore City, Maryland.

Capital Account – as defined in Section 5.1.

Capital Contribution – a contribution to the capital of the Partnership made pursuant to Section 4.

Class A Limited Partner – A Limited Partner who executes a Subscription Agreement whereby he, she, or it purchases one or more Class A Units.

Class A Non-Withdrawal Period – Five (5) years from date of initial investment, and any re-investment, including re-investment at the end of a previous Non-Withdrawal Period.

Class A Unit – A measure of ownership that entitles the holder to a return equal to nine percent (9%) per annum on a principal amount of $500.

Class B Limited Partner – A Limited Partner who executes a Subscription Agreement whereby he, she, or it purchases one or more Class B Units.

Class B Non-Withdrawal Period – Three (3) years from date of initial investment, and any re-investment, including re-investment at the end of a previous Non-Withdrawal Period.

Class B Unit – A measure of ownership that entitles the holder to a return equal to seven percent (7%) per annum on a principal amount of $500.

Class C Limited Partner – A Limited Partner who executes a Subscription Agreement whereby he, she, or it purchases one or more Class C Units.

Class C Non-Withdrawal Period – Eighteen (18) months from date of initial investment, and any re-investment, including re-investment at the end of a previous Non-Withdrawal Period.

Class C Unit – A measure of ownership that entitles the holder to a return equal to five percent (5%) per annum on a principal amount of $500.

Code – the Internal Revenue Code of 1986, as the same may be hereafter amended from time to time and any successor statute or statues thereto.

Confidential Matter – as defined in Section 15.16.

Damages – any and all damages, disbursements, suits, claims, liabilities, obligations, judgments, fines, penalties, charges, amounts paid in settlement, costs and expenses (including, without limitation, attorneys’ fees and expenses) arising out of or related to litigation and interest on any of the foregoing.

Disabling Event – as defined in Section 13.2(a).

DOL – United States Department of Labor.

Effective Date – as defined in the introduction to this Agreement.

ERISA – the Employee Retirement Income Security Act of 1974, as the same may be hereafter amended from time to time and any successor statute or statutes thereto.

ERISA Partner – any Limited Partner that is an “employee benefit plan” within the meaning of section 3(3) of ERISA and subject to Part 4 of Subtitle B of Title I of ERISA, a “plan” within the meaning of §4975(e)(1) of the Code, an entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity as determined under Section 3(42) of ERISA, or any other “benefit plan investor” within the meaning of §3(42) of ERISA or any successor provision or regulations issued thereunder.

Event of Termination – as defined in Section 12.1.

Exchange Act – the Securities and Exchange Act of 1934, as the same may be hereafter amended from time to time.

Fair Market Value – (a) as to any Securities which are listed or admitted to trading on any national securities exchange on any trading day, the amount equal to (i) the last sale price of such Securities, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Securities are then listed or admitted to trading, or (ii) if such Securities are not then listed or admitted to trading on any national securities exchange but are reported through the automated quotation system of a registered securities association, the last trading price of such Securities on such date, or if there shall have been no trading on such date, the average of the closing bid and asked prices of such Securities on such date as shown by such automated quotation system, and (b) as to any other property on any date, the fair market value of such property on such date as determined in good faith by the General Partner, provided that if a Majority in Interest so requests in writing, the fair market value of such property shall be determined by an independent, nationally recognized investment banking firm, accounting firm, or an appraisal firm selected by the General Partner.

Fiscal Year – as defined in Section 2.6.

Foundation Partner – a Limited Partner that is (a) a “private foundation” within the meaning of § 509 of the Code and (b) so indicates on its Subscription Agreement or otherwise in writing to the General Partner at which such Limited Partner is admitted to the Partnership and is so identified in the books and records of the Partnership.

GAAP – generally accepted accounting principles in the United States of America as in effect from time to time.

General Partner – the person identified as the General Partner in the introduction to this Agreement and its replacement or successor from time to time as permitted by this Agreement.

Governmental Authority – any nation or government, any state or other political subdivision thereof and any other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Initial Limited Partner – David Borinsky.

Interest – the entire limited partnership interest owned by a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which a Limited Partner may be entitled as provided in this Agreement, together with the obligations of such Limited Partner to comply with all the terms and provisions of this Agreement.

Internal Revenue Service – the Internal Revenue Service or its successor.

Investment Company Act – the Investment Company Act of 1940, as the same may be hereafter amended from time to time.

Limited Partners – as defined in the introduction to this Agreement.

Liquidation Representative – as defined in Section 12.2.

Majority in Interest – Limited Partners with more than one-half of the aggregate Voting Interests of all Limited Partners.

Material Adverse Effect – (a) a violation of a statute, rule or regulation of any Governmental Authority that is reasonably likely to have a material adverse effect on any Person in which the Partnership has a direct or indirect interest in the Partnership, the General Partner, any other Partner or any of their respective Affiliates or, with respect to an ERISA Partner, on the sponsor of such ERISA Partner or any such sponsor’s Affiliates, (b) an occurrence that is reasonably likely to subject any Person in which the Partnership has a direct or indirect interest, the Partnership, the General Partner, any other Partner or any of their respective Affiliates or, with respect to an ERISA Partner, on the sponsor of such ERISA Partner or any such sponsor’s Affiliates to any material regulatory requirement to which it would not otherwise be subject, or which is reasonably likely to materially increase any such regulatory requirement beyond what it would otherwise have been, (c) an occurrence that is reasonably likely to subject any Partner to any tax under § 897 of the Code, (d) an occurrence that is reasonably likely to cause the Partnership to be taxed as a corporation for United States federal income tax purposes or (e) an occurrence that is reasonably likely to result in any Securities or other assets owned by the Partnership being deemed to be “plan assets” under ERISA or that is reasonably likely to result in a “prohibited transaction” under ERISA.

Net Income and Net Loss – for each fiscal year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for federal income tax purposes with the following adjustments:  (a) all items of income, gain, loss, deduction or expense specially allocated pursuant to this Agreement (including Section 5.2) shall not be taken into account in computing such taxable income or loss;  (b) any income of the Partnership that is exempt from federal income taxation and not otherwise taken into account in computing Net Income and Net Loss shall be added to such taxable income or loss; (c) if the Book Value of any asset differs from its adjusted tax basis for federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Book Value; (d) upon an adjustment to the Book Value of any asset pursuant to the definition of Book Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Book Value of any asset differs from its adjusted tax basis for federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Net Income and Net Loss shall be an amount which bears the same ratio to such Book Value as the federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Net Income and Net Loss); and (f) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition, shall be treated as deductible items.

Non-Plan Party – as defined in Section 10.3(a)(ii).

Non-U.S. Person – any individual or entity that is not a United States Person within the meaning of Code § 7701(a)(30).

Organizational Expenses – all costs and expenses of the Partnership related to the organization of the Partnership and the offer and sale of Interest.

Partners – the Limited Partners and the General Partner and such substituted or additional Partners as shall be admitted to the Partnership pursuant to Section 10, or Section 13.

Partnership – as defined in the introduction to this Agreement.

Partnership Act – the Maryland Revised Uniform Limited Partnership Act (Md. Code, Corporations & Associations, §§ 10-101 et seq.), as the same may be hereafter amended from time to time.

Partnership Expenses – as defined in Section 8.1.

Permitted Temporary Investments – investments by the Partnership in (a) Securities that are obligations of or guaranteed by the United States government or an agency or instrumentality thereof; (b) domestic, corporate or governmental indebtedness rated AA or Prime-1 (or the equivalent thereof) or better by Moody’s Investors Service Inc. or A-1 (or its equivalent) or better by Standard & Poor’s Corporation; (c) certificates of deposit, money market accounts, savings accounts, checking accounts or any combination thereof in banks which have total assets of $100,000,000 or more (or in banks insured by the Federal Deposit Insurance Corporation (the “FDIC”) which have total assets of less than $100,000,000 if the amount of the Partnership’s funds deposited in such bank is fully insured by the FDIC); or (d) any other Securities that the General Partner determines are appropriate for short term investments.

Person – an individual, partnership, corporation, limited liability company, joint venture, business trust or unincorporated organization, Governmental Authority or any other entity.

Regulation Y – Regulation Y of the Board of Governors of the Federal Reserve System (C.F.R. Part 225) or any successor to such Regulation.

Related Person – as defined in Section 3.2.

Schedule K-1 – Internal Revenue Service Form Schedule K-1.

Securities – any (a) privately or publicly issued capital stock, bonds, notes, debentures, commercial paper, bank acceptances, trade acceptances, trust receipts and other obligations, chooses in action, partnership or limited liability company interests, instruments or evidences of indebtedness commonly referred to as securities, warrants, options, including puts and calls or any combination thereof and the writing of such options, and (b) claims or other causes of action, matured or unmatured, contingent or otherwise, of creditors and/or equity holders of any Person against such Person, including, without limitation, “claims” and “interests,” in each case as defined under the Bankruptcy Code, and all rights and options relating to the foregoing.

Securities Act – the United States Securities Act of 1933, as the same may be hereafter amended from time to time.

Subscription Agreement – as to any Limited Partner, the subscription agreement between such Partner and the Partnership in connection with its purchase of Interests, and all related documents accompanying such Subscription Agreement.

Substitute Limited Partner – a Limited Partner who is admitted as a Substitute Limited Partner in conformity with the provisions of Section 10.1.

Successor General Partner – any Person admitted to the Partnership as a successor general partner pursuant to Section 10.2 or Section 13.2.

Tax Exempt Limited Partner – any Limited Partner which is exempt from federal income taxation, including a Limited Partner which is exempt under § 501 of the Code.

Tax Matters Partner – as defined in Section 7.5.

Treasury Regulations – the Income Tax Regulations promulgated under the Code, as the same may be hereafter amended from time to time or any successor or successors to such regulations.

UBTI – items of gross income taken into account for purposes of calculating unrelated business taxable income as defined in §§ 512 and 514 of the Code.

Unit – A measure of ownership that represents an investment in the principal amount of $500 and entitles its holder to such rights as are more particularly described within this Agreement.

U.S. Dollars and $ – lawful money of the United States of America.

Voting Interests – for the purpose of any vote or consent right hereunder, the respective interest of each Limited Partner as determined by reference to the aggregate amount of such Limited Partner’s Units held divided by the aggregate of all outstanding Units held by Limited Partners who are entitled to vote.

1.2 Accounting Terms and Determinations.  All accounting terms used in this Agreement and not otherwise defined shall have the meaning accorded to them in accordance with GAAP and, except as expressly provided herein, all accounting determinations shall be made in accordance with GAAP, consistently applied.  Notwithstanding the foregoing, the General Partner shall have the right to diverge from GAAP provided such divergence is consistently applied and done pursuant to expert independent accounting advice.

1.3 Interpretation.

(a) Schedules, Exhibits, Sections.  References to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement and references to a “Section” or a “subsection” are, unless otherwise specified, to a section or a subsection of this Agreement.

(b) Plural.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or neuter gender shall include the masculine, the feminine and the neuter.

(c) Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend or otherwise affect the scope or intent of this Agreement or any provision hereof.

1.4 General Partner’s Standard of Care.  Whenever in this Agreement the General Partner is permitted or required to make a decision (a) in its “discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider such interests and factors as it desires, including its own interests, or (b) in its “good faith” or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

2. ORGANIZATION.

2.1 Term.  The term of the Partnership commenced on the date the Certificate of Limited Partnership of the Partnership was filed with the SDAT and shall continue until terminated pursuant to Section 12.

2.2 Name.  The name of the Partnership shall be “BRIDGE PRIVATE LENDING, L.P.” or such other name or names as the General Partner may, in its discretion, from time to time select, and its business shall be carried on in such name with such variations and changes as the General Partner deems necessary to comply with the requirements of the jurisdictions in which the Partnership’s operations are conducted.  The General Partner shall give the Limited Partners prompt written notice of any change in the name of the Partnership.

2.3 Purpose.  The Partnership is organized primarily for the object and purpose of (a) making loans to Persons who are engaged in construction and/or rehabilitation of buildings, and (b) engaging in such additional acts and activities and conducting such other businesses related or incidental to the foregoing as the General Partner shall in good faith deem necessary or advisable.  By way of example and not limitation, the Partnership may (i) expend funds to publicize and market its business, (ii) invest its assets in un-renovated homes held for sale to its borrowers, and (iii) contribute its income to charities, including a foundation affiliated with the Partnership, whose mission consists in substantial part of the improvement of housing, education and social conditions in urban areas.

2.4 Principal Office.  The Partnership shall have its principal office at the place designated in its Certificate of Limited Partnership, or at such other place or places as the General Partner may, in its discretion, from time to time select.  The Partnership may from time to time have such other place or places of business in such other jurisdictions as the General Partner may in its discretion deem advisable.

2.5 Resident Agent.  The resident agent of the Partnership shall be the Person designated in its Certificate of Limited Partnership, or such other Person as the General Partner  may, in its discretion, from time to time select.  The Partnership may from time to time have agents for service of process in such other jurisdictions as the General Partner may in its discretion deem advisable.

2.6 Withdrawal of the Initial Limited Partner.  The Initial Limited Partner shall withdraw from the Partnership and shall be paid One Dollar ($1.00) by the Partnership in compensation for extinguishing his limited partnership interest upon the Partnership issuing at least one Unit to a Limited Partner.

2.7 Fiscal Year.  The fiscal year of the Partnership (the “Fiscal Year”) shall end on the 31st day of December in each year.  The General Partner shall have the authority to change the ending date of the Fiscal Year to any other date required or allowed under the Code if the General Partner, in its discretion, shall determine such change to be necessary or appropriate.  The General Partner shall promptly give notice of any such change to the Limited Partners.

2.8 Powers.  Subject to the provisions of this Agreement and the Securities Act, the Partnership, and the General Partner acting on behalf of the Partnership, shall be empowered to do or cause to be done, or not to do, any and all acts deemed by the General Partner in its discretion to be necessary or appropriate in furtherance of the purposes of the Partnership including, without limitation, the power and authority to:

(a) borrow money from a non-Affiliate on such terms as are negotiated by General Partner on behalf of the Partnership in the General Partner’s sole discretion;

(b) borrow money from an Affiliate on commercially reasonable terms;

(c) borrow money from an Affiliate on any terms that are approved of by a Majority in Interest;

(d) invest in and dispose of investments as set forth in Section 7.2;

(e) open, have, maintain and close bank and brokerage accounts, including the power to draw checks or other orders for the payment of moneys;

(f) bring and defend actions and proceedings at law or in equity or before any governmental, administrative or other regulatory agency, body or commission in any jurisdiction, domestic or foreign;

(g) hire consultants, custodians, attorneys, accountants and such other agents and employees of the Partnership as it may deem necessary or advisable, and to authorize each such agent and employee to act for and on behalf of the Partnership;

(h) cause the Partnership to enter into and carry out the terms of the Subscription Agreements without any further act, approval or vote of any Partner (including any agreements to induce any Person to purchase an Interest);

(i) make all elections, investigations, evaluations and decisions, binding the Partnership thereby, that may, in the good faith judgment of the General Partner, be necessary or appropriate for the acquisition, holding or disposition of Securities for the Partnership;

(j) enter into, perform and carry out contracts and agreements of every kind necessary or incidental in the good faith judgment of the General Partner to the offer and sale of Interests or to the accomplishment of the Partnership’s purposes, and to take or omit to take such other action in connection with such offer and sale or with the business of the Partnership as may be necessary or desirable to further the purposes of the Partnership;

(k) pledge Partnership assets to secure its indebtedness;

(l) agree to allow creditors to confess judgment against the Partnership; and

(m) carry on any other activities in the good faith judgment of the General Partner necessary to, in connection with, or incidental to any of the foregoing or the Partnership’s business to the fullest extent allowed under applicable law.

2.9 Certificates and Other Filings.

(a) Authority. The General Partner is hereby authorized to execute, acknowledge, file and cause to be published, as appropriate, all instruments, certificates, notices and documents, and to do or cause to be done all such filing, recording, publishing and other acts as may be deemed by the General Partner in its discretion to be necessary or appropriate from time to time to comply with all applicable requirements for the operation or, when appropriate, termination of a limited partnership in the State of Maryland and all other jurisdictions where the Partnership does or shall desire to conduct its business.

(b) Further Assurances. If requested by the General Partner, the Limited Partners shall immediately execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for: (i) the operation of a limited partnership under the laws of the State of Maryland; (ii) if the General Partner deems it advisable, the operation of the Partnership as a limited partnership, or a partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate; and (iii) all other filings required to be made by the Partnership.

3. PARTNERS.

3.1 General and Limited Partners.  The Partnership shall consist of the General Partner, the Limited Partners listed as holders of Units from time to time in Part II of Schedule A hereto, and such additional and substituted Partners as may be admitted to the Partnership pursuant to Section 10 or Section 13.  The General Partner shall cause Schedule A to be amended from time to time to reflect the admission of any Partner, the removal or withdrawal of any Partner for any reason or the receipt by the Partnership of notice of any change of name of a Partner.

3.2 Liability of General Partner.

(a) General. None of the General Partner, any Affiliate of the General Partner, any officer, director, stockholder, member, partner, employee, agent or assign of the General Partner, or any of its Affiliates, who was, at the time of the act or omission in question, such a Person (each a “Related Person” and collectively, the “Related Persons”), shall be liable, responsible or accountable, whether directly or indirectly, in contract, tort or otherwise, to the Partnership, any other Person in which the Partnership has a direct or indirect interest or any Partner (or any Affiliate thereof) for any Damages asserted against, suffered or incurred by the Partnership, any other Person in which the Partnership has a direct or indirect interest or any Partner (or any of their respective Affiliates) arising out of, relating to or in connection with any act or failure to act pursuant to this Agreement or otherwise with respect to:

(i) the management or conduct of the business and affairs of the Partnership, any other Person in which the Partnership has a direct or indirect interest or any of their respective Affiliates (including, without limitation, actions taken or not taken by any Related Person as a director of any Person in which the Partnership has a direct or indirect interest or any Affiliates of such Person);

(ii) the offer and sale of interests in the Partnership; and

(iii) the management or conduct of the business and affairs of any Related Person insofar as such business or affairs relate to the Partnership, any other Person in which the Partnership has a direct or indirect interest or to any Partner in its capacity as such, including, without limitation, all activities in the conduct of other business engaged in by it (or them) which might involve a conflict of interest vis-a-vis the Partnership, any other Person in which the Partnership has a direct or indirect interest or any Partner (or any of their respective Affiliates) or in which any Related Person realizes a profit or has an interest.

Except, this subsection (a) shall not apply to Damages that are finally found by a court of competent jurisdiction to have resulted primarily from the bad faith, gross negligence or intentional misconduct of, or material breach of this Agreement or knowing violation of law by, such Related Person.

(b) Conflicts of Interest.  For purposes of this Agreement, no action or failure to act on the part of any Related Person in connection with the management or conduct of the business and affairs of such Related Person or any other Related Person and other activities of such Related Person which involve a conflict of interest with the Partnership, any other Person in which the Partnership has a direct or indirect interest or any Partner (or any of their respective Affiliates) has an interest shall constitute, per se, bad faith, gross negligence, intentional misconduct, a material breach of this Agreement or a knowing violation of law.

(c) Employees and Agents.  Notwithstanding the foregoing provisions of this Section 3.2, no Related Person shall be liable to the Partnership, any other Person in which the Partnership has a direct or indirect interest, or any Partner (or any Affiliate thereof), for any action taken or omitted to be taken by any other Related Person.

(d) Reliance on Third Parties.  Any Related Person may (in its own name or in the name of the Partnership) consult with counsel, accountants and other professional advisors in respect of the affairs of the Partnership, any other Person in which the Partnership has a direct or indirect interest and each Related Person shall be deemed not to have acted in bad faith or with gross negligence or to have materially breached this Agreement or engaged in intentional misconduct with respect to any action or failure to act and shall be fully protected and justified in so acting or failing to act, if such action or failure to act is in conformity with the advice or opinion of such counsel, accountants or other professional advisors, except for actions or failures to act by such Related Person which constitute a knowing violation of law, provided that such advisors were selected with reasonable care.

(e) Reliance on This Agreement.  To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership, or to another Partner, the General Partner acting under this Agreement shall not be liable to the Partnership, or to any such other Partner for its good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to modify to that extent such other duties and liabilities of the General Partner.

3.3 Limited Liability of Limited Partners.  The liability of each Limited Partner is limited to its obligation to make Capital Contributions to the Partnership in amounts from time to time provided by this Agreement and to make the payments required by this Agreement and its respective Subscription Agreement, all of which obligations are intended to be enforceable only by the Partnership and the General Partner but not by creditors of the Partnership, and nothing elsewhere set forth in this Agreement or in any other document, and nothing arising from any other transaction whatsoever between or among any or all of the Partners or the Partnership, shall have the effect of removing, diminishing or otherwise affecting such limitation.

3.4 Right to Hold Interest as a Non-Voting Interest.  Any BHC Partner may, at any time upon written notice to the General Partner, elect to hold all or any portion of the Units held by such BHC Partner that is determined, either (a) at the time of the admission of such BHC Partner as a Limited Partner, an Additional Limited Partner or a Substitute Limited Partner or (b) upon any recalculation of the Voting Interests of the Partners pursuant to any provision of this Agreement (other than any such recalculation as a result of a transfer by such BHC Partner of its Interest), to be in excess of four and ninety-nine one-hundredths percent (4.99%) of the aggregate Voting Interests of all Limited Partners, excluding, for purposes of calculating this percentage, portions of any other Voting Interests that are non-voting interests pursuant to this Section 3.4 (collectively, the “Non-Voting Interests”), as a Non-Voting Interest. Such Units will be a Non-Voting Interest whether or not subsequently transferred in whole or in part to any other Person, except that each portion of such Non-Voting Interest that is transferred in one (1) or more transactions to one (1) Person or related Persons (none of whom may be an Affiliate of the transferring BHC Partner) and that represents two percent (2%) or less of the aggregate Voting Interests of the Partnership, will be a Voting Interest, effective upon such transfer.  Notwithstanding any contrary provision in this Section 3.4, such Non-Voting Interest will be permitted to vote (i) on the amendment, alteration, or repeal of any of the provisions of this Agreement (or any amendment or supplement hereto) so as to adversely affect the rights, powers, privileges, or preferences of the Non-Voting Interests, (ii) on any proposal to continue the business of the Partnership pursuant to Section 13.2(b) but not to appoint a successor general partner thereunder or (iii) where such voting rights are otherwise specifically authorized by the Partnership Act (and consistent with this Agreement) with regard to matters that would significantly and adversely affect the rights, powers, privileges, or preferences of the Non-Voting Interests.  Except as otherwise provided in this Section 3.4, the foregoing election shall be irrevocable and Non-Voting Interests will not be counted for purposes of determining whether any vote or consent required hereunder has been approved or given by the requisite percentage of the Limited Partners.  Notwithstanding any contrary provision in this Section 3.4, any BHC Partner may elect, by providing written notice thereof to the General Partner, not to be governed by this Section 3.4 if, due to a change of law or regulation or the divestiture or termination of its U.S. banking operations, such Partner ceases to be a BHC Partner as defined herein or ceases to be subject to restrictions on the ownership of voting interests, in which case no part of the Interest held by such electing BHC Partner will be a Non-Voting Interest.  Any such election made by a BHC Partner may be rescinded at any time by the provision of further written notice thereof to the General Partner, and any such rescission will be irrevocable for the entire term of the Partnership.  Except as provided in this Section 3.4, an Interest which is held as a Non-Voting Interest will be identical in all regards to all other Interests held by Limited Partners.

3.5 No Priority, Etc.  Except as provided in Articles 5 and 6, no Limited Partner shall have priority over any other Partner either as to the return of the amount of its Capital Contribution to the Partnership or as to any allocation of Net Income and Net Loss.

3.6 Partnership Property; Partnership Interest.  No real or other property of the Partnership shall be deemed to be owned by any Partner individually, but shall be owned by and title shall be vested solely in the Partnership.  The Interests of the Partners shall constitute personal property.

3.7 Admission of New Limited Partners.  The General Partner may cause the Partnership to issue Units and admit Limited Partners at times determined in its sole discretion  upon receipt of a completed and executed Subscription Agreement. The minimum initial Capital Contribution to the Partnership is $500 and the Partnership shall issue a Unit for every $500 of Capital Contributions made by a Limited Partner. Investments may be made in cash or, at the discretion of the General Partner, in kind. The General Partner may change or waive the minimum investment at any time.  A new Limited Partner must agree to be bound by the terms and provisions of this Agreement and shall be deemed to have done so by virtue of the acceptance of its subscription and upon admission the new Limited Partner shall have all the rights and duties of a Limited Partner of this Partnership.   Notwithstanding anything herein to the contrary, the General Partner may refuse to admit any Person as a Limited Partner who would be an ERISA Partner in order to ensure that the assets of the Partnership would not constitute plan assets of any Partner, including, but not limited to, ensuring that investments by any ERISA Partners, in the aggregate, do not equal or exceed the twenty-fivc percent (25%) threshold in Section 3(42) of ERISA and as such, are not considered to be “significant”, as determined in accordance with ERISA and any regulations issued thereunder.

3.8 Participation in Management.  The Limited Partners (other than the General Partner) shall have no part in the management of the Partnership, and shall have no authority or right in their capacity as Partners to act on behalf of the Partnership in connection with any matter.

3.9 Restrictions on Partnership Interests.  Except with the express written consent of the General Partner, which may be withheld in its discretion, a Partner may not assign, sell, transfer, pledge, hypothecate or otherwise dispose of any of the attributes of its Interest in the Partnership in whole or in part to any Person, except by last will and testament or by operation of law. The General Partner may refuse to consent to any assignment, sale, transfer, pledge, hypothecation or other disposition to any Person that, in the General Partner’s discretion, may cause the Partnership’s assets to constitute plan assets of any Partner under ERISA, as provided in Section 7.9.  Any assignment, sale, transfer, pledge, hypothecation or other disposition made in violation of this Section 3.9 shall be void and of no effect. No transferee of a Partnership Interest shall become a Partner except upon admission pursuant to Article 10 with the consent of the General Partner.

3.10 Foundation Partners.

(a) General.  To assure compliance with certain provisions of the Code affecting “private foundations” as described in § 509 of the Code, the General Partner shall use reasonable good faith efforts to meet the requirements set forth in this Section 3.10 as long as such provisions of the Code (or substantially similar provisions) are in effect.  All terms in this Section 3.10 in quotes have the respective meanings defined in § 4943 or § 4946 of the Code and the regulations thereunder, unless otherwise indicated.  The terms “corporation” and “partnership” as used in this Section 3.10 refer to the characterization of an organization for U.S. federal income tax purposes.  As used in this Section 3.10, (i) the references to direct or indirect ownership are references to holdings treated as owned under § 4943 of the Code, including, without limitation, holdings treated as owned by reason of ownership by a nominee or ownership of an interest in another entity, and (ii) the references to “knowledge” are references to actual knowledge or belief of direct or indirect ownership by a Foundation Partner or by “disqualified persons” with respect to such Foundation Partner, as the case may be, without any investigation.

(b) Restrictions on Certain Admissions and Assignments.  No Partner shall consent to any Person becoming a General Partner or Limited Partner, by Assignment of its Interest in the Partnership or otherwise, to the extent that, to the knowledge of such Partner, such Person is a “disqualified person” or more than five percent (5%) of the interests in such Person are owned by “disqualified persons” with respect to a Foundation Partner, without the prior written consent of such Foundation Partner.

(c) Lists of Disqualified Persons.  Each Foundation Partner shall provide the General Partner with a list designating the “disqualified persons” and the Designated Investments with respect to such Foundation Partner.  Such Foundation Partner shall promptly notify the General Partner in writing of any changes in such list.  The General Partner may rely on the completeness of such list.

(d) Assignment, Withdrawal Under Certain Circumstances.  Notwithstanding any provision of this Agreement to the contrary, any Foundation Partner may elect to use all commercially reasonable efforts to effect an Assignment of its Interest in the Partnership to another Person in a transaction that complies with Section 10.1 or, if such Assignment is not practicable, may withdraw from the Partnership, if such Foundation Partner shall deliver to the General Partner an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the General Partner, to the effect that such Assignment or withdrawal is necessary for such Foundation Partner to avoid (i) excise taxes imposed by subchapter A of chapter 42 of the Code (other than §§ 4940 and 4942 thereof), or (ii) a material breach of the fiduciary duties of such Foundation Partner’s trustees under any U.S. federal or state law applicable to such trustees or any rule or regulation adopted thereunder by any agency, commission or authority having jurisdiction.  In the event of the delivery of the opinion of counsel referred to in the preceding sentence, any Assignment of a Foundation Partner’s Interest in the Partnership and/or any withdrawal of such Foundation Partner contemplated by this Section 3.10(d) shall be effected pursuant to the procedures outlined in Section 10.4.

4. CAPITAL CONTRIBUTIONS, NO CAPITAL CALLS.

4.1 Capital Contributions.

(a) Capital Contribution by General Partner.  The General Partner caused its wholly-owned subsidiary, BPL Florida, to merge into the Partnership causing the Partnership to own all of BPL Florida’s assets and be liable for all of its obligations.  All parties to this Agreement agree that the net value of this Capital Contribution shall be no less than $3,000,000.00 at the time it is made.  The General Partner shall not make any other Capital Contributions.

(b) Limited Partners’ Contributions.  The Partnership may issue one Unit per $500 of Capital Contributions made to the Partnership by a Limited Partner in conformity with the terms of a Subscription Agreement executed by such Limited Partner and the General Partner on behalf of the Partnership.  Capital Contributions made by a Limited Partner shall be made to the Partnership in cash, check, or by wire transfer of other immediately available funds, in each case in U.S. Dollars.

4.2 Capital Calls.  The Partnership shall not make any capital calls on the Limited Partners.

5. CAPITAL ACCOUNTS, ALLOCATIONS.

5.1 Capital Accounts.  A capital account (a “Capital Account”) shall be established and maintained for each Partner to which shall be credited the Capital Contributions made by such Partner and such Partner’s allocable share of Net Income (and items thereof), and from which shall be deducted distributions to such Partner of cash or other property and such Partner’s allocable share of Net Loss (and items thereof).  To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted and maintained in conformity with Treasury Regulations § 1.704-1(b)(2)(iv).

5.2 Allocations to Capital Accounts.

(a) Net Income – General Rule.  Except as provided in Section 5.2(c) or elsewhere in this Agreement, Net Income (and items thereof) for any Fiscal Year shall be allocated among the Partners as follows:

(i) Distributions to Limited Partners during Fiscal Year.  First, to the Limited Partners, in proportion to their respective Distributions received pursuant to Section 6.2(a) during the Fiscal Year, until each Limited Partner has been allocated Net Income sufficient to fully offset all distributions he, she, or it received regarding such Fiscal Year;

(ii) Distributions to Limited Partners during Previous Fiscal Years.  Second, to the Limited Partners, in proportion to their respective shortfalls in allocations during previous Fiscal Years, until all Distributions made pursuant to Section 6.2(a) have been offset once pursuant to Section 5.2(a)(i) or this Section 5.2(a)(ii);

(iii) Residue.  All remaining Net Income (and items thereof) shall be allocated to the General Partner.

(b) Net Loss – General Rule.  Except as provided in Section 5.2(c) or elsewhere in this Agreement, Net Loss (and items thereof) for any Fiscal Year shall be allocated to the General Partner.

(c) Allocations in Special Circumstances.  The following special allocations shall be made in the following order:

(i) Minimum Gain Chargeback.  Notwithstanding any other provision in this Section 5, if there is a net decrease in partnership minimum gain (as defined in Treasury Regulations §§ 1.704-2(b)(2) and (d)) during any Fiscal Year, the Partners shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the portion of such Partner’s share of the net decrease in partnership minimum gain, determined in accordance with Treasury Regulations §§ 1.704-2(f) and (g).  This Section 5.2(c)(i) is intended to comply with the minimum gain chargeback requirement in such section of the Treasury Regulations and shall be interpreted consistently therewith.

(ii) Partner Minimum Gain Chargeback.  Notwithstanding any other provision of this Section 5, if there is a net decrease in Partner nonrecourse debt minimum gain attributable to a Partner nonrecourse debt (as defined in Treasury Regulations § 1.704-2(i)) during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the portion of such Partner’s share of the net decrease in Partner nonrecourse debt minimum gain attributable to such Partner’s nonrecourse debt, determined in accordance with Treasury Regulations § 1.704-2(i).  This Section 5.2(c)(ii) is intended to comply with the minimum gain chargeback requirement in such section of the Treasury Regulations and shall be interpreted consistently therewith.

(iii) Qualified Income Offset.  In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations §§ 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit, if any, in such Partner’s Capital Account (as determined under Treasury Regulations § 1.704-1) as quickly as possible, provided that an allocation pursuant to this Section 5.2(c)(iii) shall be made only if and to the extent that such Partner would have such Capital Account deficit after all other allocations provided for in Section 5.2 have been tentatively made as if this Section 5.2(c)(iii) were not in this Agreement.  This Section 5.2(c)(iii) is intended to comply with the qualified income offset provisions in Treasury Regulations § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv) Gross Income Allocation.  In the event any Limited Partner has a deficit balance in such Limited Partner’s Capital Account (as determined after crediting such Capital Account for any amounts that such Limited Partner is obligated to restore or is deemed obligated to restore pursuant to Treasury Regulations § 1.704-2), items of Partnership income and gain shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate such deficit (as so determined) of such Limited Partner’s Capital Account as quickly as possible; provided that an allocation pursuant to this Section 5.2(c)(iv) shall be made only if and to the extent that such Limited Partner would have such Capital Account deficit (as so determined) after all other allocations provided for in Section 5.2 (other than Section 5.2(c)(iii)) have been tentatively made as if this Section 5.2(c)(iv) were not in this Agreement.

(v) Loss Allocation Limitation.  No allocation of Net Loss (or items thereof) shall be made to any Partner to the extent that such allocation would create or increase a deficit in such Partner’s Capital Account (as determined after debiting such Capital Account for the items described in Treasury Regulations §§ 1.704-1(b)(2)(ii)(d)(4), (5) and (6) and crediting such Capital Account for any amounts that such Partner is obligated to restore or is deemed obligated to restore pursuant to Treasury Regulations § 1.704-2).

(vi) Compensatory Offset of Regulatory Allocations.  To the extent it is able to, the Partnership shall make offsetting allocations of Net Income and Net Loss to the Partners in Fiscal Years after allocations are made pursuant to Section 5.2(c)(i) through (iv) or an allocation of Net Loss is disallowed pursuant to Section 5.2(c)(v) so that the Partners’ respective Capital Account balances are equal to the amounts they would have been at if no such allocations or limitation on allocations had occurred.

(d) Allocation Periods.  In each Fiscal Year of the Partnership, Net Income (and items thereof) and Net Loss (and items thereof) shall be allocated:

(i) at the time of any distribution pursuant to Section 6.2, for the period commencing on the later of (A) the first day of such Fiscal Year and (B) the date of the most recent prior distribution in such Fiscal Year, and ending on the date immediately preceding such distribution; and

(ii) as of the last day of each Fiscal Year, for the period commencing on the later of (A) the first day of such Fiscal Year and (B) the date of the most recent prior distribution in such Fiscal Year, and ending on such last day.

(e) Transfer of or Change in Interests.  The General Partner is authorized to adopt any convention or combination of conventions likely to be upheld for federal income tax purposes regarding the allocation and/or special allocation of items of Partnership income, gain, loss, deduction and expense with respect to a newly issued Interest, a transferred Interest and a redeemed Interest.  A transferee of an Interest in the Partnership shall succeed to the Capital Account of the transferor Partner to the extent it relates to the transferred Interest.

5.3 Tax Allocations.

(a) General Rules.  Except as otherwise provided in Section 5.3(b), for each fiscal period, items of Partnership income, gain, loss, deduction and expense shall be allocated, for federal, state and local income tax purposes, among the Partners in the same manner as the Net Income (and items thereof) or Net Loss (and items thereof) of which such items are components were allocated pursuant to Section 5.2.

(b) Section 704(c) of the Code.  Income, gains, losses and deductions (and items thereof) with respect to any property (other than cash) contributed or deemed contributed to the capital of the Partnership shall, solely for income tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Fair Market Value at the time of the contribution or deemed contribution in accordance with § 704(c) of the Code and the Treasury Regulations promulgated thereunder.  Such allocations shall be made in such manner and utilizing such permissible tax elections as determined in the discretion of the General Partner.

If there is a revaluation of Partnership property pursuant to the definition of Book Value, subsequent allocations of income, gains, losses or deductions with respect to such property shall be allocated among the Partners so as to take account of any variation between the adjusted tax basis of such property to the Partnership for federal income tax purposes and its Fair Market Value in accordance with § 704(c) of the Code and the Treasury Regulations promulgated thereunder.  Such allocations shall be made in such manner and utilizing such permissible tax elections as determined in the discretion of the General Partner.

(c) Capital Accounts Not Affected.  Allocations pursuant to this Section 5.3 are solely for federal, state and local tax purposes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or allocable share of Net Income (or items thereof) or Net Loss (or items thereof).

(d) Tax Allocations Binding.  The Partners acknowledge that they are aware of the tax consequences of the allocations made by this Section 5.3 and hereby agree to be bound by the provisions of this Section 5.3 in reporting their respective shares of items of Partnership income, gain, loss, deduction and expense.

5.4 Determinations by General Partner.  All matters concerning the computation of Capital Accounts, the allocation of items of Partnership income, gain, loss, deduction and expense for all purposes of this Agreement and the adoption of any accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the General Partner in its discretion.  Such determinations shall be final and conclusive as to all the Partners.  Without in any way limiting the scope of the foregoing, if and to the extent that, for income tax purposes, any item of income, gain, loss, deduction or expense of any Partner or the Partnership is constructively attributed to, respectively, the Partnership or any Partner, or any contribution to or distribution by the Partnership or any payment by any Partner or the Partnership is re-characterized, the General Partner may, in its discretion and without limitation, specially allocate items of Partnership income, gain, loss, deduction and expense and/or make correlative adjustments to the Capital Accounts of the Partners in a manner so that the net amount of income, gain, loss, deduction and expense realized by each relevant party (after taking into account such special allocations) and the net Capital Account balances of the Partners (after taking into account such special allocations and adjustments) shall, as nearly as possible, be equal, respectively, to the amount of income, gain, loss, deduction and expense that would have been realized by each relevant party and the Capital Account balances of the Partners that would have existed if such attribution and/or recharacterization and the application of this sentence of this Section 5.4 had not occurred.  Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the General Partner shall determine, in its discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Partners, the General Partner may make such modification.

6. NON-LIQUIDATING DISTRIBUTIONS.

6.1 No Right to Withdraw.  No Partner shall have the right to withdraw capital or demand or receive distributions or other returns of any amount in its Capital Account, except as expressly provided in this Section 6 or as provided in Section 10.1.

6.2 Non-Liquidating Distributions.  Subject to the provisions of Section 6.5, the General Partner may cause the Partnership to make distributions to the Limited Partners in the following order and amounts:

(a) Limited Partners.  First, to all of the Limited Partners, in proportion to their respective accrued distributions, until (i) every Class C Limited Partner has received distributions equal to a five percent (5%) per annum return on his, her, or its Class C Units, (ii) every Class B Limited Partner has received distributions equal to a seven percent (7%) per annum return on his, her, or its Class B Units, and (iii) every Class A Limited Partner has received distributions equal to a nine percent (9%) per annum return on his, her, or its Class A Units.

(b) General Partner.  Second, to the General Partner until its Capital Account balance is less than or equal to zero.

(c) Limited Partners – Capital Contributions.  Third, to the Limited Partners, in proportion to their respective Units held until at least one Limited Partner’s Capital Account balance is equal to zero.

(d) Limited Partners – Positive Capital Account Balances.  Fourth, to the Limited Partners, in proportion to their respective positive Capital Account balances, until every Limited Partner’s Capital Account balance is equal to zero.

(e) General Partner – Residue.  Thereafter, to the General Partner.

6.3 Distributions in Redemption of a Limited Partner’s Interest.  Upon a Limited Partner’s withdrawal in conformity with Section 10.1(a), the Partnership shall distribute, within the time period set forth in Section 10.1(a), an amount equal to such Limited Partner’s positive Capital Account balance determined as of the date of such distribution.

6.4 Distributions in Kind.

(a) General Rule.  Subject to the provisions of Section 6.5, if at any time the General Partner, in its discretion, decides to make a distribution of property other than cash, such property shall be deemed to be sold as of the Business Day immediately preceding the date of distribution, for its Fair Market Value (net of any liabilities secured by such distributed property that the recipient Partners are considered to assume or take subject to under § 752 of the Code), and any gain or loss associated with such deemed sale shall be included in determining Net Income or Net Loss for purposes of the allocations specified in Section 5.2.  Any such distributions shall be made after giving effect to the allocations required by Section 5.2, adjustments to Capital Accounts in respect of distributions of such property shall reflect such Fair Market Value and all such distributions shall be made in the same respective proportions as distributions of cash would at the time be made pursuant to Section 6.2 or Section 12.2, as the case may be.

(b) Legends on Certificates.  The General Partner may cause certificates evidencing any Securities to be distributed to be imprinted with legends as to such restrictions on transfer that it may in its discretion deem necessary or appropriate, including legends as to applicable federal or state securities laws or other legal or contractual restrictions, and may require any Partner to which Securities are to be distributed to agree in writing (i) that such Securities will not be transferred except in compliance with such restrictions and (ii) to such other matters as the General Partner may deem necessary or appropriate.

(c) Allocations as Between Cash and Non-Cash.  Except as otherwise provided in this Section 6.3, distributions consisting of both cash and other property (including marketable securities) shall be made, to the extent practicable, in equal proportions of cash and such other property to each Partner receiving such distributions.

(d) Receipt of Distributions in Kind.  The General Partner may, in its discretion, elect to receive any distribution to it in kind, provided that the Fair Market Value of any such distribution shall not exceed the amount which the General Partner would have been entitled to receive if the property so distributed had been sold for cash at such Fair Market Value in accordance with and following the principles of Section 6.4(a).

(e) Violation of Law.  If a Limited Partner shall, upon the advice of counsel, determine that there is a reasonable likelihood that any distribution in kind of an asset would cause such Limited Partner to be in violation of any law, regulation or order, such Limited Partner and the General Partner shall each use their reasonable best efforts to make alternative arrangements for the sale or transfer into an escrow account of any such distribution on mutually agreeable terms.

6.5 Restrictions on Distributions.  The foregoing provisions of this Section 6 to the contrary notwithstanding, no distribution shall be made:

(a) to any Partner if such distribution would violate any contract or agreement to which the Partnership is then a party or any law, rule, regulation, order or directive of any Governmental Authority then applicable to the Partnership;

(b) to any Partner to the extent that the General Partner, in its discretion, determines that any amount otherwise distributable should be retained by the Partnership to pay, or to establish a reserve for the payment of, any liability or obligation of the Partnership, whether liquidated, fixed, contingent or otherwise;

(c) to any Partner to the extent that the General Partner, in its discretion, determines that the cash available to the Partnership is insufficient to permit such distribution; or

(d) to the General Partner to the extent that a non-liquidating distribution causes the Partnership’s net worth as shown on its books to be less than three million Dollars ($3,000,000.00).

6.6 Withholding.  Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership to comply with any foreign or United States federal, state or local withholding or deduction requirement with respect to any allocation, payment or distribution by the Partnership to any Partner or other Person.  All amounts so withheld, and, in the manner determined by the General Partner in its discretion, amounts withheld with respect to any allocation, payment or distribution by any Person to the Partnership, shall be treated as distributions to the applicable Partners under the applicable provisions of this Agreement.  If any such withholding requirement with respect to any Partner exceeds the amount distributable to such Partner under the applicable provision of this Agreement, or if any such withholding requirement was not satisfied with respect to any amount previously allocated or distributed to such Partner, such Partner and any successor or assignee with respect to such Partner’s Interest hereby indemnifies and agrees to hold harmless the General Partner and the Partnership for such excess amount or such withholding requirement, as the case may be.

6.7 Record Holders.  Any distribution of Partnership assets, whether pursuant to this Section 6 or otherwise, shall be made only to Persons who, according to the books and records of the Partnership, were the holders of record of Interests on the date determined by the General Partner as of which the Partners are entitled to any such distribution.

6.8 Final Distribution.  The final distributions following dissolution of the Partnership shall be made in conformity with the provisions of Section 12.2(d).

7. MANAGEMENT.

7.1 Management by General Partner.  The Partnership shall be managed exclusively by the General Partner and the General Partner shall devote such time to the business and affairs of the Partnership as it deems reasonably necessary therefor.  No Limited Partner shall take part, or have the right or power to take part, in the control of the business of the Partnership, nor shall any Limited Partner have any right or authority to act for or bind the Partnership.

7.2 Investment Powers of the General Partner.

(a) Investments.  The Partnership and the General Partner, acting on behalf of the Partnership, shall have the power and authority to acquire, hold, manage, own, sell, transfer, convey, assign, exchange, pledge or otherwise dispose of the Partnership’s investments made or other property held by the Partnership.

(b) Permitted Temporary Investments.  To the extent practicable in the discretion of the General Partner, the General Partner shall invest Capital Contributions in Permitted Temporary Investments and shall invest distributable cash in Permitted Temporary Investments pending the distribution thereof.

7.3 Limitations on the General Partner.  The General Partner shall not:

(i) do any act in contravention of any applicable law or regulation or any provision of this Agreement; and

(ii) possess Partnership property for other than a Partnership purpose.

7.4 Third Party Reliance.  Third parties dealing with the Partnership are entitled to rely conclusively upon the authority of the General Partner as set forth in this Agreement.

7.5 Designation of Tax Matters Partner.  The General Partner is hereby designated as the “Tax Matters Partner” in conformity with § 6231(a)(7) of the Code, to manage administrative tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters.  Each Partner expressly consents to such designation and agrees that, upon the request of the General Partner, it will execute, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.  The General Partner is specifically directed and authorized to take whatever steps the General Partner in its discretion deems necessary or desirable to perfect such designation, including, without limitation, filing any forms or documents with the Internal Revenue Service and taking such other action as the General Partner in its discretion determines may from time to time be required or advisable under the Treasury Regulations.  Expenses of administrative proceedings relating to the determination of Partnership items at the Partnership level undertaken by the Tax Matters Partner shall be Partnership Expenses.  Without limiting the generality of the foregoing, the Tax Matters Partner shall have the sole and absolute authority to make any elections on behalf of the Partnership permitted to be made pursuant to § 754 or any other section of the Code or the Treasury Regulations promulgated thereunder.

7.6 Other Activities of the General Partner and Related Persons.

(a) Ability to Engage in Other Activities.  Each Limited Partner expressly agrees that the General Partner and any other Related Person, subject to the limitations of paragraph (c) of this Section 7.6, may engage independently or with others, for its or their own accounts and for the accounts of others, in other business ventures and activities of every nature and description whether such ventures are competitive with the business of the Partnership.  Neither the Partnership nor any Limited Partner shall have any rights or obligations by virtue of this Agreement in and to such independent ventures and activities or the income or profits derived therefrom.

(b) Engagement of Other Persons.  The General Partner may, from time to time, employ any Person or engage third parties to render services to the Partnership on such terms and for such compensation as the General Partner may determine in its discretion, including, without limitation, attorneys, investment consultants, brokers or finders, independent auditors and printers.  Such employees and third parties may be Affiliates of any Related Person or of one (1) or more of the Limited Partners.  Persons retained, engaged or employed by the Partnership may also be engaged, retained or employed by and act on behalf of any Related Person, one (1) or more Limited Partners, or any of their respective Affiliates.

(c) Contract Restrictions.  The General Partner may cause the Partnership to enter into contracts and transactions with the General Partner and any Related Person or Affiliate thereof, provided that the terms of any such contract or transaction are fair and reasonable to the Partnership and are not less favorable than could be obtained in arm’s-length negotiations with unrelated third parties for similar services.

7.7 Referral of Opportunities.  Neither the General Partner nor any other Related Person shall be obligated to disclose or refer to the Partnership any particular investment opportunity, whether or not any such opportunity is of a character which could be taken by the Partnership.

7.8 Conflicts of Interest.  While the General Partner intends to avoid situations involving conflicts of interest, each Limited Partner acknowledges that there may be situations in which the interests of the Partnership may conflict with the interests of the General Partner or any other Related Person.  Each Limited Partner agrees that the activities of the General Partner and any other Related Person specifically authorized by or described in this Agreement may be engaged in by the General Partner or any such Related Person and will not, in any case or in the aggregate, be deemed a breach of this Agreement or any duty owed by any such Related Person to the Partnership or to any Partner.

7.9 ERISA Covenants.  The General Partner shall at all times conduct the affairs of the Partnership such that the Partnership’s assets would not constitute plan assets of any Partner for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.   This shall include, but not be limited to, ensuring that the ERISA Partners shall, in the aggregate, hold less than twenty-five percent (25%) of the total value of each class of equity interest in the Partnership, as determined in accordance with ERISA and any regulations issued thereunder.

8. EXPENSES AND FEES.

8.1 Partnership Expenses.  Organizational Expenses for the Partnership shall be payable directly by the Partnership.  The Partnership will be responsible for, and pay, all other expenses (“Partnership Expenses”), without limitation:

(a) all expenses incurred in connection with Partnership operations;

(b) all costs incurred in connection with the preparation of or relating to reports made to the Partners;

(c) all costs related to litigation involving the Partnership, directly or indirectly, including, without limitation, attorneys’ fees incurred in connection therewith;

(d) all costs related to the Partnership’s indemnification or contribution obligations set forth in Section 11;

(e) the costs of any litigation, director and officer liability or other insurance and indemnification or extraordinary expense or liability relating to the affairs of the Partnership;

(f) all unreimbursed out-of-pocket expenses relating to transactions that are not consummated including legal, accounting and consulting fees and all extraordinary professional fees incurred in connection with the business or management of the Partnership;

(g) all expenses of liquidating the Partnership; and

(h) any taxes, fees or other governmental charges levied against the Partnership and all expenses incurred in connection with any tax audit, investigation, settlement or review of the Partnership.

8.2 Limited Partner’s Expenses.  Each Limited Partner shall be solely responsible for its own expenses and out-of-pocket costs incurred in connection with the organization of, its admission to, and the maintenance of its Interest in, the Partnership.

9. BOOKS OF ACCOUNT, RECORDS AND BANKING.

9.1 Maintenance of Books and Records, Etc.

(a) Maintenance of Books and Records.  The Partnership shall maintain books and records in such manner as is utilized in preparing the Partnership’s United States federal information tax return in compliance with § 6031 of the Code, and such other records as may be required in connection with the preparation and filing of the Partnership’s required United States federal, state and local income tax returns or other tax returns or reports of foreign jurisdictions, including, without limitation, the records reflecting the Capital Accounts and adjustments thereto specified in Section 5.

(b) Access.  All such books and records shall at all times be made available at the principal office of the Partnership and shall be open to the reasonable inspection and examination of the Partners or their duly authorized representatives during normal business hours upon five (5) Business Days’ prior written notice.

(c) Banking.  All funds of the Partnership may be deposited in such bank, brokerage or money market accounts as shall be established by the General Partner.  Withdrawals from and checks drawn on any such account shall be made upon such signature or signatures as the General Partner may in its discretion from time to time designate.

9.2 Tax Information.  Subject to the General Partner receiving all necessary information from third parties, within ninety (90) days after the end of each Fiscal Year of the Partnership, the General Partner shall send each Person who was a Partner at any time during the Fiscal Year then ended (including any permitted assignee of a Partner who so requests in writing, whether or not a Substitute Limited Partner) a Schedule K-1 and such Partnership tax information as the General Partner reasonably believes shall be necessary for the preparation by such Person of its United States federal, state and local tax returns in accordance with any applicable laws, rules and regulations then prevailing.  Such information shall include a statement showing such Person’s share of distributions, income, gain, loss, deductions and expenses and other relevant fiscal items of the Partnership for such Fiscal Year.  Promptly upon the request of any Partner, the General Partner will furnish to such Partner:

(a) all United States federal, state and local income tax returns or information returns, if any, which the Partnership is required to file; and

(b) such other information as such Partner may reasonably request for the purpose of applying for refunds of withholding taxes, including to the extent not already set forth on the Schedule K-1, such Person’s share of the Partnership’s UBTI reported to the Internal Revenue Service.

9.3 Financial Statements and Other Reports.

(a) Annual Audited Financial Information.  Subject to the General Partner receiving all necessary information from third parties, within one-hundred-and-eighty (180) days after the end of each Fiscal Year of the Partnership, the General Partner shall send to each Person who was a Partner in the Partnership at any time during the Fiscal Year then ended, and who files a written request with the General Partner, an audited statement of assets, liabilities and Partners’ capital as of the end of such Fiscal Year and related audited statements of income or loss and changes in assets, liabilities and Partners’ capital, all prepared on the same basis used for the computation of adjustments to Capital Accounts.

10. TRANSFER OF PARTNERSHIP INTERESTS; SUBSTITUTE LIMITED PARTNERS.

10.1 Assignments and Withdrawals by Limited Partners.

(a) Withdrawal from Partnership.  Except as otherwise provided in this Section 10.1, no Limited Partner may withdraw from the Partnership or make a demand for or receive paid-in capital.  Limited Partners will be sent notice advising them of the expiration of the applicable Non-Withdrawal Period.

(i) Class C Limited Partners.  A Class C Limited Partner may withdraw from the Partnership and receive a distribution in redemption of the Partner’s entire Class C Limited Partnership Interest pursuant to Section 6.3 upon giving written notice to the General Partner during the thirty (30) day period immediately following the expiration of the Class C Non-Withdrawal Period.  If a Class C Limited Partner elects to withdraw, the Partnership may, at its option, either repurchase the Unit or Units of such Class C Limited Partner or identify a purchaser for such Unit or Units.  If the Partnership elects to identify another purchaser, the time for repurchase will automatically be extended for an additional sixty (60) day period.  If a Class C  Limited Partner elects to continue its investment, it may continue to be a Limited Partner in the same Class, or elect to transfer to another Class. If no election is made within the thirty (30) day withdrawal period, the Class C Limited Partner will be deemed to have elected to continue its investment in the Partnership and remain a Limited Partner in the same Class and for the same Non-Withdrawal Period applicable to such Class.

(ii) Class B Limited Partners.  A Class B Limited Partner may withdraw from the Partnership and receive a distribution in redemption of the Partner’s entire Class B Limited Partnership Interest pursuant to Section 6.3 upon giving written notice to the General Partner during the thirty (30) day period immediately following the expiration of the Class B Non-Withdrawal Period.  If a Class B Limited Partner elects to withdraw, the Partnership may, at its option, either repurchase the Unit or Units of such Class B Limited Partner or identify a purchaser for such Unit or Units.  If the Partnership elects to identify another purchaser, the time for repurchase will automatically be extended for an additional sixty (60) day period.  If a Class B  Limited Partner elects to continue its investment, it may continue to be a Limited Partner in the same Class, or elect to transfer to another Class. If no election is made within the thirty (30) day withdrawal period, the Class B Limited Partner will be deemed to have elected to continue its investment in the Partnership and remain a Limited Partner in the same Class and for the same Non-Withdrawal Period applicable to such Class.

(iii) Class A Limited Partners.  A Class A Limited Partner may withdraw from the Partnership and receive a distribution in redemption of the Partner’s entire Class A Limited Partnership Interest pursuant to Section 6.3 upon giving written notice to the General Partner during the thirty (30) day period immediately following the expiration of the Class A Non-Withdrawal Period.  If a Class A Limited Partner elects to withdraw, the Partnership may, at its option, either repurchase the Unit or Units of such Class A Limited Partner or identify a purchaser for such Unit or Units.  If the Partnership elects to identify another purchaser, the time for repurchase will automatically be extended for an additional sixty (60) day period.  If a Class A  Limited Partner elects to continue its investment, it may continue to be a Limited Partner in the same Class, or elect to transfer to another Class. If no election is made within the thirty (30) day withdrawal period, the Class A0 Limited Partner will be deemed to have elected to continue its investment in the Partnership and remain a Limited Partner in the same Class and for the same Non-Withdrawal Period applicable to such Class.

(b) Limited Right of Assignment.  No Limited Partner may directly or indirectly sell, transfer, assign, hypothecate, pledge or otherwise dispose of or encumber all or any part of such Partner’s Interest (including, without limitation, any right to receive distributions or allocations in respect of such Interest and whether voluntarily, involuntarily or by operation of law) (each, an “Assignment”) without the prior written consent of the General Partner, the granting or denial of which shall be in the General Partner’s discretion.  Each Limited Partner and each assignee thereof hereby agrees that it will not effect any Assignment of all or any part of its Interest (whether voluntarily, involuntarily or by operation of law) in any manner contrary to the terms of this Agreement or that violates or causes the Partnership or the General Partner to violate the Securities Act, the Exchange Act, the Investment Company Act, ERISA, or the laws, rules, regulations, orders and other directives of any Governmental Authority.

(c) Conditions Precedent to Assignment.  Any purported Assignment by a Limited Partner pursuant to the terms of this Section 10.1 shall, in addition to requiring the prior written consent referred to in Section 10.1(b), be subject to the satisfaction of the following conditions:

(i) the General Partner shall have been given at least twenty (20) Business Days’ prior written notice of such desired Assignment specifying the name and address of the proposed assignee and the terms and conditions of the proposed Assignment;

(ii) the assigning Limited Partner or assignee shall undertake to pay all expenses incurred by the Partnership or the General Partner on behalf of the Partnership in connection therewith;

(iii) the Partnership shall receive from the assignee (A) such documents, instruments and certificates as may be requested by the General Partner, pursuant to which such assignee shall agree to be bound by this Agreement, (B) a certificate duly executed by the assignee to the effect that each of the representations, warranties and acknowledgments set forth in the Subscription Agreement are (except as otherwise disclosed to the General Partner) true and correct with respect to such Person as of the date of such Assignment and that the assignee agrees to be bound by each of the agreements, covenants and acknowledgments in the Subscription Agreement as if it were a party thereto, (C) a completed suitability statement in the form contained in the Subscription Agreement, as relevant to the proposed assignee, (D) such other documents, opinions, instruments and certificates as the General Partner shall request, and (E) a counterpart of this Agreement executed by or on behalf of such Person;

(iv) such assigning Limited Partner or assignee shall, prior to making any such Assignment, deliver to the Partnership the opinion of counsel described in Section 10.1(d); and

(v) such Assignment would not pose a material risk that the Partnership will be treated as a “publicly traded partnership” within the meaning of § 7704 of the Code and the regulations promulgated thereunder or make the Partnership ineligible for “safe harbor” treatment under § 7704 of the Code and the regulations promulgated thereunder.

The General Partner may waive any or all of the conditions set forth in this Section 10.1(c) other than clause (iii)(B) thereof if, in its discretion, it deems it in the best interests of the Partnership to do so.

(d) Requisite Opinion of Counsel.  The opinion of counsel referred to in Section 10.1(c)(iv) shall be in form and substance satisfactory to the General Partner, shall be from counsel satisfactory to the General Partner (which, in the case of an assignee that is an institutional investor, may be staff counsel regularly employed by such institutional investor) and shall be substantially to the effect that (unless otherwise agreed by the General Partner) the consummation of the Assignment contemplated by the opinion will not:

(i) violate any provisions of the Securities Act or applicable state securities laws;

(ii) require the General Partner or the Partnership to register as an investment company under the Investment Company Act and (whether or not such Assignment is of the assigning Limited Partner’s entire Interest), that the assignee is a Person that counts as one beneficial owner for purposes of § 3(c)(1) of the Investment Company Act;

(iii) require the General Partner or any Affiliate of the General Partner that is not registered under the Advisers Act to register as an investment adviser under the Advisers Act;

(iv) cause the Partnership to be taxable as a corporation or association under the Code;

(v) violate the laws of any state or the rules and regulations of any Governmental Authority applicable to such Assignment;

(vi) pose a material risk that the Partnership will he treated as a “publicly traded partnership” within the meaning of § 7704 of the Code and the regulations promulgated thereunder and would not make the Partnership ineligible for “safe harbor” treatment under § 7704 of the Code and the regulations promulgated thereunder; and

(vii) cause all or any portion of the assets of the Partnership to constitute “plan assets” under ERISA or the Code or to be subject to the provisions of ERISA to substantially the same extent as if owned directly by any ERISA Partner.

In giving such opinion, counsel may, with the consent of the General Partner, rely as to factual matters on certificates of the assigning Limited Partner, the assignee and the General Partner.

(e) Admission of Assignees as Substitute Limited Partners.  No assignee of all or any part of an Interest of a Limited Partner shall be admitted to the Partnership as a Substitute Limited Partner unless and until the General Partner has consented to such substitution in its discretion.  Unless and until an assignee of an Interest becomes a Substitute Limited Partner, such assignee shall not be entitled to exercise any vote, consent or any other right or entitlement with respect to such Interest.  In the event of the admission of an assignee as a Substitute Limited Partner, all references herein to the assigning Limited Partner shall be deemed to apply to such Substitute Limited Partner, and such Substitute Limited Partner shall succeed to all rights and obligations of the assigning Limited Partner hereunder.  A Person shall be deemed admitted to the Partnership as a Substitute Limited Partner at the time that the foregoing provisions are satisfied.  The General Partner shall revise Schedule A attached hereto to reflect such admission.  No attempted Assignment and no substitution shall be recognized by the Partnership unless effected in conformity with and as permitted by this Agreement.

10.2 Assignments and Withdrawal by the General Partner.  Without the consent of Limited Partners with at least sixty-six and two-thirds percent (66-2/3%) of the aggregate Voting Interests of all Limited Partners, the General Partner shall not have the right to assign, pledge or otherwise transfer its interest as the general partner of the Partnership and the General Partner shall not have the right to withdraw from the Partnership; provided that, without the consent of the Limited Partners, the General Partner may, at the General Partner’s expense, be reconstituted as or converted into a corporation or other form of entity (any such reconstituted or converted entity being deemed to be the General Partner for all purposes hereof) by merger, consolidation or otherwise so long as such reconstitution or conversion does not have adverse tax or legal consequences for the Limited Partners.

In the event of an assignment or other transfer of all of its interest as a general partner of the Partnership in conformity with this Section 10.2, the General Partner’s assignee or transferee shall be substituted in its place as general partner of the Partnership and the General Partner shall withdraw as a general partner of the Partnership.

10.3 ERISA Partners and BHC Partners.

(a) Action by a Limited Partner.  If an ERISA Partner shall notify the General Partner that, as a result of (x) the adoption of or amendment to any statute or regulation or a development in the case law or the DOL’s interpretation of the definition of “plan assets” for purposes of ERISA or (y) the failure of the Partnership to comply with an exception set forth in ERISA or any regulations issued thereunder, there is a reasonable likelihood that all or any part of the Partnership’s assets would be deemed to be “plan assets” and the General Partner does not deliver to such ERISA Partner, within thirty (30) days of the receipt of such notice, an opinion of counsel, in form and substance reasonably satisfactory to such ERISA Partner, that such likelihood does not exist, or if the General Partner determines (after consulting with its counsel) that there is a reasonable likelihood that all or any part of the Partnership’s assets would be deemed to be “plan assets,” any such Limited Partner may:

(i) request the Partnership to make or, if the Partnership fails to do so, itself make an appropriate application for exemptive relief to the DOL; or

(ii) assign all or any portion of its Interest to a third party whose acquisition of such Interest would result in a reduction in the percentage of the Partnership’s assets that are (or might be) treated as though assets of an ERISA Partner (a “Non-Plan Party”), in a transaction that complies with Section 10.1.

If the General Partner determines in good faith that there is a reasonable likelihood that any or all of the assets of the Partnership would be deemed to be “plan assets” for purposes of ERISA (and appropriate relief, as determined in its discretion by the General Partner, has not been obtained from the DOL or otherwise), each ERISA Partner will, at the request of the General Partner, use its best efforts to dispose of its entire Interest (or such portion of its Interest as, in the discretion of the General Partner, is sufficient to prevent the Partnership’s assets from being deemed “plan assets” for purposes of ERISA) to a Non-Plan Party at a price reasonably acceptable to such ERISA Partner in a transaction that complies with Section 10.1.

(b) Action by the General Partner.  If an ERISA Partner has not disposed of its entire Interest (or such portion of its Interest as, in the discretion of the General Partner, is sufficient to prevent the Partnership’s assets from being deemed “plan assets” for purposes of ERISA) within thirty (30) days of the General Partner having notified such ERISA Partner of the determination set forth in Section 10.3(a), then, notwithstanding anything to the contrary herein, the General Partner shall have the right, but not the obligation, upon fifteen (15) days’ prior written notice, to do, in its discretion, any or all of the following to reduce or alleviate any restrictions, prohibitions or other material complications resulting from the Partnership’s assets being deemed “plan assets” for the purposes of ERISA:

(i) offer to any Non-Plan Party the opportunity to purchase, or purchase itself, at the Fair Market Value thereof, all or any portion of the ERISA Partner’s Interest that remains after operation of paragraph (ii) of this Section 10.3(b); or

(ii) dissolve and terminate the Partnership and distribute the Partnership assets in conformity with Section 12.

In determining the appropriate action to take under this Section 10.3(b), the General Partner shall take into consideration the effect of such action on all of the Limited Partners, including those Limited Partners that have not caused the General Partner to consider any of the foregoing actions.

Unless such action results from the failure of the Partnership to comply with an exception set forth in ERISA, or any regulations issued thereunder, because the General Partner contravenes any provision of this Agreement, all costs and expenses in connection with Section 10.3(a) and this Section 10.3(b) in respect of any Limited Partner shall be paid by such Limited Partner.

(c) BHC Partners.  If a BHC Partner shall deliver to the General Partner an opinion, in form and substance reasonably satisfactory to the General Partner, from counsel reasonably satisfactory to the General Partner (which may be staff counsel regularly employed by such BHC Partner), that, as a result of Regulation Y, the partial withdrawal of such BHC Partner from the Partnership is necessary so that the Interest of such BHC Partner in the Partnership does not exceed twenty-four and ninety-nine one-hundredths percent (24.99%) of the aggregate Interests of all the Partners, any such BHC Partner may assign that portion of its Interest to a third party that would result in a reduction in such BHC Partner’s Interest to below twenty-four and ninety-nine one-hundredths percent (24.99%) in a transaction that complies with Section 10.1.

If a BHC Partner has not disposed of the portion of its Interest that is sufficient to prevent a violation of Regulation Y, then, notwithstanding anything to the contrary herein, the General Partner shall have the right, but not the obligation, upon fifteen (15) days’ prior written notice, to:

(1) offer to any other Person the opportunity to purchase, at the Fair Market Value thereof, all or any portion of the BHC Partner’s Interest that remains after operation of paragraph (ii) of this Section 10.3(c); or

(2) liquidate all or any portion of the BHC Partner’s Interest or make a special distribution in respect of such Interest to such Limited Partner, in which case such BHC Partner’s right to receive future distributions pursuant to Section 6.2 and Section 12.2 shall be appropriately adjusted in good faith by the General Partner, and the General Partner may, in its sole discretion, choose to distribute cash, cash equivalents and Securities or any combination of the foregoing, in an amount (or having a Fair Market Value) equal to the Fair Market Value of such Interest, provided that the applicable provisions of Section 6.3 shall apply to any distribution in kind in connection with such liquidation.

All costs and expenses in connection with this Section 10.3(c) shall be paid by such BHC Partner.

(d) Documentation, etc.  The details and documentation relating to any transaction or transactions effected pursuant to this Section 10.3 or Section 10.4 shall be as determined by the General Partner in the good faith exercise of its judgment.  Upon the closing of any transaction or transactions effected pursuant to this Section 10.3 or Section 10.4, the General Partner (i) may, in its discretion, admit each purchaser (which is not already a Partner or Substitute Limited Partner) on such terms and upon the delivery of such documents as the General Partner, in its discretion, shall deem to be appropriate, and (ii) shall make such additional adjustments to the Capital Accounts, and Capital Contributions of the ERISA Partner or BHC Partner and of all Partners and Substitute Limited Partners who have purchased Interests pursuant to this Section 10.3 or Section 10.4 as it shall deem, in its reasonable judgment, to be equitable to all Limited Partners.  The General Partner shall make such revisions to Schedule A attached hereto as may be necessary or appropriate to reflect the admission of each purchaser (which is not already a Partner or Substitute Limited Partner immediately prior to the time of such purchase) being admitted to the Partnership as a Substitute Limited Partner.

10.4 Sale of Interest: Applicable Law Withdrawal.

(a) Sale of Interest.  In addition to the circumstances described in Section 10.3, if, at any time, the General Partner determines, after consultation with the affected Limited Partner and counsel to the General Partner, that there is a reasonable likelihood that the continuing participation in the Partnership by any Limited Partner might:

(i) cause the Partnership or any Partner to be subject to a requirement to register as an investment company under the Investment Company Act, or

(ii) have a Material Adverse Effect,

such Limited Partner will, upon the written request of the General Partner, use its best efforts to dispose of its entire Interest (or such portion of its Interest that, in the good faith judgment of the General Partner, is sufficient to prevent or remedy the circumstance described above) to any Person at a price acceptable to such Limited Partner, in a transaction that complies with Section 10.1.

(b) Applicable Law Withdrawal.  On the advice of counsel to the Partnership that a Limited Partner may not own an interest in the Partnership, the General Partner shall use its good faith efforts, and the Limited Partner shall use his, her, or its best efforts to sell all of such Limited Partner’s Units to another person.  These steps may include, depending on the provisions of such Applicable Law, (i) arranging for the sale of the Limited Partner’s Interest to a third party upon terms reasonably satisfactory to the Limited Partner in a transaction that complies with Section 10.1, (ii) making any appropriate applications to the relevant Governmental Authority, (iii) excusing such Limited Partner from further Capital Contributions, and converting its Interest into a special interest with no voting or similar rights but with only an economic right (identical to its prior rights as a Limited Partner) with respect to which such Limited Partner has made Capital Contributions as set forth in Section 3.4, or (iv) permitting the Limited Partner to withdraw from the Partnership for a “payment” to such Limited Partner equal to the value of its Interest at the time of withdrawal, such value to be determined taking into account the Limited Partner’s rights to distributions pursuant to Section 6.2.  The aforesaid “payment” shall be made in cash unless the General Partner determines in its discretion that the payment in cash would be economically detrimental to the Partnership, in which case such payment may be made in kind, subject to Applicable Law, or by unsecured promissory note, payable with 5% annual interest in 60 equal monthly payments of principal and interest.  The timing of any such withdrawal must be mutually agreeable to the Limited Partner and the General Partner taking proper account of the effective date of the Applicable Law that is the basis for the withdrawal or other remedy provided herein and the need of the General Partner for a reasonable period of time to find a solution to the illegality or requirement for divestiture.  Such illegality must be established by (i) an opinion of counsel (which counsel shall be reasonably satisfactory to the General Partner and which, in the case of a Limited Partner that is an institutional investor, may be staff counsel regularly employed by such institutional investor) substantially to the effect that the ownership of the Interest more likely than not will result in such illegality or requirement for divestiture or (ii) upon a ruling or order from a Governmental Authority.

10.5 Involuntary Redemption.  The Partnership may redeem some or all of the Units owned by a Limited Partner or an assignee in the sole discretion of the General Partner at any time after giving such Limited Partner seven (7) days notice of redemption in conformity with Section 15.10.  The Partnership shall pay the completely redeemed Limited Partner an amount equal to his, her, or its positive Capital Account balance at the time of redemption in full cancellation of all Units owned by such redeemed Limited Partner.  The Partnership shall pay the partially redeemed Limited Partner an amount equal to such Partner’s positive Capital Account balance multiplied by a fraction with the number of such Partner’s Units redeemed as the numerator, and the total number of Units owned by such Partner immediately before the redemption as the denominator.

11. INDEMNIFICATION OF GENERAL PARTNER.

11.1 Indemnification.  The Partnership shall, to the maximum extent permitted by applicable law, indemnify and hold harmless all Related Persons, and the Partnership and each Limited Partner shall release each Related Person, to the fullest extent permitted by applicable law, from and against any and all Damages, including, without limitation, Damages incurred in investigating, preparing or defending any action (including any action to enforce this Section 11.1), claim, suit, inquiry, proceeding, investigation or appeal taken from any of the foregoing by or before any court or other Governmental Authority, whether pending or threatened, whether or not a Related Person is or may be a party thereto, which, in the good faith judgment of the General Partner, arise out of, relate to or are in connection with this Agreement or the management or conduct of the business or affairs of the General Partner, or the matters set forth in Section 3.2(a)(i) – (iii) inclusive, except for any such Damages that are finally found by a court of competent jurisdiction to have resulted primarily from the bad faith, gross negligence or intentional misconduct of, or material breach of this Agreement or knowing violation of law by, the Person seeking indemnification.  If any Related Person is entitled to indemnification from any source other than the Partnership, including, without limitations, any insurance policy by which such Person is covered, then the General Partner shall use its reasonable best efforts to cause such Related Person to seek indemnification from such other source simultaneously with seeking indemnification from the Partnership, and the amount recovered by such Related Person from such other source shall reduce the amount of the Partnership’s indemnification hereunder.  Such attorneys’ fees and expenses shall in the discretion of the General Partner be paid by the Partnership as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Related Person on whose behalf such expenses are incurred to repay such amounts if it is finally adjudicated by a court of competent jurisdiction that indemnification is not permitted by law or this Agreement.

The termination of any proceeding by settlement shall be deemed not to create a presumption that the Related Person involved in such settlement acted in a manner which constituted bad faith, gross negligence, intentional misconduct, material breach of this Agreement or a knowing violation of law.  The indemnification provisions of this Section 11.1 may be asserted and enforced by, and shall be for the benefit of, each Related Person, and each Related Person is hereby specifically empowered to assert and enforce such right, provided that any Related Person who fails to take such actions as the General Partner may reasonably request in defending any claim or who enters into a settlement of any proceeding without the prior approval of the General Partner (which shall not be unreasonably withheld) shall not be entitled to indemnification provided in this Section 11.1.  The right of any Related Person to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Related Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to his or its heirs, successors, assigns and legal representatives.

11.2 Contribution.  If for any reason the indemnity provided for in Section 11.1 and to which a Related Person is otherwise entitled is unavailable to such Related Person (other than for reason of such Related Person acting in a manner which constituted bad faith, gross negligence, intentional misconduct, material breach of this Agreement or a knowing violation of law) in respect of any Damages, then the Partnership, in lieu of indemnifying such Related Person, shall contribute to the amount paid or payable by such Related Person as a result of such Damages in the proportion the total capital of the Partnership (exclusive of the balance in the Related Person’s Capital Account (which, for purposes of this Section 11.2 in the case of a Related Person which is not a Partner, shall mean the General Partner’s Capital Account if the Related Person is an Affiliate thereof)) bears to the total capital of the Partnership (including the balance in the Related Person’s Capital Account), which contribution shall be treated as an expense of the Partnership.

11.3 Not Liable for Return of Capital.  Neither the General Partner nor any other Related Person shall be personally liable for the return of the Capital Contributions of any Limited Partner or any portion thereof or interest thereon, and such return shall be made solely from available Partnership assets, if any.

12. DURATION AND TERMINATION OF THE PARTNERSHIP.

12.1 Event of Termination.  The existence of the Partnership commenced on the date of the filing of the Certificate of Limited Partnership pursuant to the Partnership Act and shall continue until the first to occur of the following events (an “Event of Termination”):

(a) the failure to continue the business of the Partnership as provided in Section 13.2 following a Disabling Event in respect of the General Partner or following any other event that causes the General Partner to cease to be a general partner of the Partnership under the Partnership Act unless a Majority in Interest complies with the requirements of Section 13.2(b);

(b) a determination by the General Partner to terminate the Partnership made in its sole discretion;

(c) a determination by the Limited Partners with at least eighty percent (80%) of the aggregate Voting Interests of all Limited Partners consenting thereto;

(d) a decision, made by the General Partner in its sole discretion, to dissolve the Partnership; or

(e) the entry of a decree of judicial dissolution pursuant to Section 802 of the Partnership Act.

12.2 Winding-Up.  Upon the occurrence of an Event of Termination, the Partnership shall be dissolved and the business and affairs of the Partnership shall be wound-up.  In connection with the dissolution and winding-up of the Partnership, the General Partner or, if there is no General Partner, a liquidator or other representative (the “Liquidation Representative”) appointed by a Majority in Interest shall proceed with the sale or liquidation of all of the assets of the Partnership (including the conversion to cash or cash equivalents of its notes or accounts receivable) and shall apply and distribute the proceeds of such sale or liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(a) first, to pay (or to make provision for payment) in satisfaction of all obligations of the Partnership for all expenses of such liquidation;

(b) second, to pay (or to make provision for the payment of) all creditors of the Partnership (including Partners who are creditors of the Partnership) in the order of priority provided by law or otherwise, in satisfaction of all debts, liabilities or obligations of the Partnership due such creditors;

(c) third, to the establishment of any reserve which the General Partner or the Liquidation Representative, as the case may be, may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership (such reserve may be paid over by the General Partner or the Liquidation Representative to an escrow agent acceptable to the General Partner or the Liquidation Representative, to be held for disbursement in payment of any of the aforementioned liabilities and, at the expiration of such period as shall be deemed advisable in their discretion by the General Partner or the Liquidation Representative for distribution of the balance in the manner hereinafter provided in this Section 12.2);

(d) fourth, after the payment (or the provision for payment) of all debts, liabilities and obligations of the Partnership in conformity with each of the clauses above, to the Limited Partners or their legal representatives in proportion to the positive balances in their respective Capital Accounts, after taking into account all adjustments to Capital Accounts for all periods, until every Limited Partner has a Capital Account balance that is less than or equal to zero; and

(e) Thereafter, the Partnership shall distribute any remaining net assets to the General Partner.

12.3 Distributions in Cash or in Kind or a Winding Up.  Upon dissolution, the General Partner or the Liquidation Representative, as the case may be, may in its discretion (a) liquidate all or a portion of the Partnership assets and apply the proceeds of such liquidation in the manner set forth in Section 12.2 and/or (b) hire independent appraisers to appraise the value of Partnership assets not sold or otherwise disposed of (the cost of such appraisal to be considered a Partnership Expense) or determine the Fair Market Value of such assets, and allocate any unrealized gain or loss determined by such appraisal to the Partners’ respective Capital Accounts as though the properties in question had been sold on the date of distribution and, after giving effect to any such adjustment, distribute said assets in the manner set forth in Section 12.2, provided that the General Partner or the Liquidation Representative shall in good faith attempt to liquidate sufficient Partnership assets to satisfy in cash the debts and liabilities described in Section 12.2.

If a Limited Partner shall, upon the advice of counsel, determine that there is a reasonable likelihood that any distribution in kind of an asset would cause such Limited Partner to be in violation of any law, regulation or order, such Limited Partner and the General Partner shall each use its good faith efforts to make alternative arrangements for the sale or transfer into an escrow account of any such distribution on mutually agreeable terms.

12.4 Time for Liquidation.  A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner or the Liquidation Representative to minimize the losses attendant upon such liquidation.

12.5 Termination.  Upon compliance with the foregoing distribution plan, the Partnership shall cease to be such, and the General Partner or the Liquidation Representative, as the case may be, shall execute, acknowledge and cause to be filed with the Secretary of State of the State of Maryland a certificate of cancellation of the Partnership pursuant to the power of attorney contained in Section 15.11.  The provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of such certificate of cancellation of the Partnership with the Secretary of State of the State of Maryland.

13. DISSOLUTION, ETC. OF PARTNERS.

13.1 Effect of Retirement, Withdrawal, Bankruptcy, Dissolution, Death, Etc. of Limited Partner.  The occurrence of a Disabling Event in respect of a Limited Partner shall not dissolve the Partnership, and the Partnership shall continue in a reconstituted form, if necessary, without any action on the part of the remaining Partners.  The trustee, executor, administrator, committee or guardian of the Limited Partner or of the Limited Partner’s estate, as the case may be, shall have all the rights of the Limited Partner for the purpose of settling or managing the estate and such power as such Limited Partner possessed to assign all or part of such Limited Partner’s Interest, provided that any such trustee, executor, administrator, committee or guardian shall become a Substitute Limited Partner only upon compliance with the provisions of Section 10.1.

13.2 Effect of Bankruptcy, Etc. of the General Partner.

(a) Not the Last General Partner.  In the event of the death, incapacity, adjudication of incompetency, bankruptcy, dissolution, liquidation, retirement, resignation, withdrawal or removal of a General Partner (a “Disabling Event”) who is not the last remaining General Partner (the “Withdrawing General Partner”), the Partnership may be continued with the consent of the remaining General Partners or General Partner pursuant to the terms and conditions of this Agreement.

(b) Last General Partner: Continuation of Partnership.  Notwithstanding anything express or implied in this Agreement to the contrary, upon the occurrence of a Disabling Event in respect of the last remaining General Partner, the Partnership shall be dissolved and wound up as provided in Section 12.2, unless within one hundred and eighty (180) days of such Disabling Event, a Majority in Interest consent in writing to the reconstitution and continuation of the operations of the Partnership and their election, effective as of the date of the Disabling Event, of one (1) or more successor General Partners.

14. AMENDMENTS.

14.1 Amendments Requiring Consents.  Sections 2.1, 3.2, 3.3, 4, 5.1, 5.2, 5.3, 6.2,  6.3, 6.8, 7.1, 7.6, 8.1, 11 , 12.1, 12.2, 12.3, 12.4, 13.2, 14, 15.11, and 15.17 of this Agreement (and all defined terms as used therein) may be modified or amended only with the written consent of the General Partner and Limited Partners with at least sixty-six and two thirds percent (66-2/3%) of the aggregate Voting Interests of all Limited Partners entitled to vote.  Except as otherwise provided in Section 14.2 below, the other sections of this Agreement (and all defined terms as used therein) may be modified or amended only with the written consent of the General Partner and a Majority in Interest.

14.2 Amendments by General Partner.  Notwithstanding the provisions of Section 14.1 and this Section 14.2, the General Partner shall have the authority to amend or modify this Agreement without any vote or other action by the other Partners, as expressly permitted by Section 15.11 or to satisfy any requirements, conditions, guidelines, directives, orders, rulings or regulations of any Governmental Authority, or as otherwise required by applicable law.  Subject to the provisions of Section 14.1, the General Partner shall have the authority to amend or modify this Agreement without any vote or other action by the other Partners: (a) to reflect the admission of substitute, additional or successor Partners and transfers of Interests pursuant to this Agreement; (b) to qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in all jurisdictions in which the Partnership conducts or plans to conduct business; (c) to change the name of the Partnership; (d) to cure any ambiguity or correct or supplement any provisions herein contained which may be incomplete or inconsistent with any other provision herein contained; or (e) to correct any typographical errors contained herein.

Notwithstanding any other provision of this Agreement, no modification or amendment of this Agreement that would adversely affect the interests of either the ERISA Partners or the BHC Partners shall take effect without the written consent of the ERISA Partners with more than one-half (1/2) of the aggregate Voting Interests of the ERISA Partners or the written consent of the BHC Partners with more than one-half (1/2) of the aggregate Voting Interests of the BHC Partners.

15. MISCELLANEOUS.

15.1 Waiver of Partition.  Each of the Partners hereby irrevocably waives any and all rights that such Partner may have to maintain any action for partition of any of the Partnership’s property.

15.2 Entire Agreement.  This Agreement and the Subscription Agreements, each as amended or supplemented from time to time, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements and understandings pertaining thereto.  Notwithstanding the foregoing or any other provision of this Agreement, in addition to this Agreement and the Subscription Agreements, the General Partner, in its own name or on behalf of the Partnership, may enter into one (1) or more side letters or other written agreements to or with any Limited Partner without the consent of any other Person, including any other Limited Partner, executed substantially contemporaneously with the admission of such Limited Partner to the Partnership, that affect the terms hereof and of such Limited Partner’s Subscription Agreement, to meet certain requirements of such Limited Partner, and the terms of any such side letter or other agreement to or with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement or the Subscription Agreements.  The General Partner hereby confirms that it has not entered into any such side letter or other agreement prior to the date hereof.

15.3 Choice of Law.  THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN CONFORMITY WITH THE LAWS OF THE STATE OF MARYLAND (WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF) AND, WITHOUT LIMITATION THEREOF, THE PARTNERSHIP ACT AS NOW ADOPTED OR AS MAY BE HEREAFTER AMENDED SHALL, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, GOVERN THE PARTNERSHIP ASPECTS OF THE AGREEMENT.

15.4 Successors and Assigns.  Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

15.5 Severability.  Each provision of this Agreement shall be considered severable and if, for any reason, any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement, or the application of such provision in jurisdictions or to Persons or circumstances other than those to which it is held invalid, illegal or unenforceable shall not be affected thereby.

15.6 Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one (1) and the same instrument.  It shall not be necessary for all Partners to execute the same counterpart hereof.  Further, facsimile copies of a counterpart shall have the same effect as an original, provided the Partnership is in possession of the funds representing the Limited Partner’s Capital Contribution.

15.7 Additional Documents.  Subject to the provisions of this Agreement, each party hereto agrees to execute, with acknowledgment or affidavit, if required, any and all documents and writings which may be necessary or expedient in connection with the Partnership and the achievement of its purposes, specifically including (a) any amendments to this Agreement and such certificates and other documents as the General Partner deems necessary or appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in all jurisdictions in which the Partnership conducts or plans to conduct business and (b) all such agreements, certificates, tax statements, tax returns and other documents as may be required of the Partnership or its Partners by the laws of the United States of America or any jurisdiction in which the Partnership conducts or plans to conduct business, or any political subdivision or agency thereof.

15.8 Non-Waiver.  No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the party claiming such waiver has occurred, provided that no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

15.9 Manner of Consent.  Any consent or approval required by this Agreement may be given as follows: (a) by a written consent given by the consenting Partner at or prior to the taking of the action for which the consent is solicited, provided that such consent shall not have been nullified by either (i) notification to the General Partner by the consenting Partner at or prior to the time of, or the negative vote by such consenting Partner at, any meeting held to consider the taking of such action or (ii) notification to the General Partner by the consenting Partner prior to the taking of any action which is not subject to approval at such meetings; or (b) by the affirmative vote of the consenting Partner to the taking of the action for which the consent is solicited at any meeting duly called and held to consider the taking of such action.

15.10 Notices.  To be effective, unless otherwise specified in this Agreement, all notices and demands, consents and other communications under this Agreement must be in writing and must be given: (a) by depositing the same in the United States mail, postage prepaid, certified or registered, return receipt requested; (b) by delivering the same in person and receiving a signed receipt therefor; (c) by sending the same by an internationally recognized overnight delivery service; or (d) by telecopy.  The address of the General Partner shall be as set forth on Schedule A attached to this Agreement and the address of the Partnership shall be as set forth in Section 2.3.

Notices, demands, consents and other communications mailed in accordance with the foregoing clause (a) shall be deemed to have been given and made three (3) Business Days following the date so mailed, provided that any notice to the General Partner shall be effective only if and when received by the General Partner.  Notices, demands, consents and other communications given in accordance with the foregoing clauses (b) through (d) shall be deemed to have been given when received.  Notices, demands, consents and other communications to the Limited Partners are effective when delivered in accordance with the foregoing to each Limited Partner or its representative.

Any Limited Partner or its representative, the Partnership or the General Partner or its assignee may designate a different address to which notices or demands shall thereafter be directed and such designation shall be made by written notice given in the manner hereinabove required and, in the case of any representative, directed to the Partnership at its offices as hereinabove set forth.

15.11 Grant of Power of Attorney.  Each Limited Partner hereby irrevocably constitutes and appoints the General Partner and each member of the General Partner as its true and lawful attorney and agent, in its name, place and stead to make, execute, acknowledge and, if necessary, to file and record:

(a) Any certificates or other instruments or amendments thereof which the Partnership may be required to file under the Partnership Act or pursuant to the requirements of any Governmental Authority having jurisdiction over the Partnership or which the General Partner shall deem it advisable to file, including, without limitation, this Agreement, any amended agreement and a certificate of cancellation as provided in Section 12.5;

(b) Any certificates or other instruments (including counterparts of this Agreement with such changes as may be required by the law of other jurisdictions) and all amendments thereto which the General Partner deems appropriate or necessary to qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) and to preserve the limited liability status of the Partnership in the jurisdictions in which the Partnership may acquire investments;

(c) Any certificates or other instruments which may be required in order to effectuate any change in the membership of the Partnership or to effectuate the dissolution and termination of the Partnership pursuant to Section 12; and

(d) Any amendments to any certificate or to this Agreement necessary to reflect any other changes made pursuant to the exercise of the powers of attorney contained in this Section 15.11 or pursuant to this Agreement.

15.12 Irrevocable and Coupled with an Interest; Copies to Be Transmitted.  The powers of attorney granted under Section 15.11 shall be deemed irrevocable and to be coupled with an interest.  A copy of each document executed by the General Partner pursuant to the powers of attorney granted in Section 15.11 shall be transmitted to each Limited Partner promptly after the date of the execution of any such document.

15.13 Survival of Power of Attorney.  The powers of attorney granted in Section 15.11 shall survive delivery of an Assignment by any Limited Partner of the whole or any part of such Partner’s Interest, provided that if such Assignment was of all of such Limited Partner’s Interest and the substitution of the assignee as a Limited Partner has been consented to by the General Partner, the foregoing powers of attorney shall survive the delivery of such Assignment only for the purpose of enabling the General Partner to execute, acknowledge and file any and all certificates and other instruments necessary to effectuate the substitution of the assignee as a Substitute Limited Partner.  Such powers of attorney shall survive any Disabling Event in respect of a Limited Partner and shall extend to such Limited Partner’s successors and assigns.

15.14 Limitation of Power of Attorney.  Except as expressly set forth in Section 14, the powers of attorney granted under Section 15.11 cannot be utilized by the General Partner for the purpose of increasing or extending any financial obligation or liability of a Limited Partner or altering the method of division of profits and losses or the method of distributions in connection with the investment of a Limited Partner without the written consent of such Limited Partner.

15.15 Meetings.  The Partnership shall not hold annual meetings.  The General Partner or Limited Partners holding twenty percent (20%) of the outstanding Units may call a meeting to occur within the State of Maryland on any Business Day designated by the General Partner or the Limited Partners who called the meeting.  The sole purpose of such meeting shall be to take a vote expressly authorized by this Agreement.  Partners shall be notified in writing at least ten (10) Business Days prior to each annual meeting.  Such notice shall contain the time and place of the upcoming meeting.

15.16 Confidentiality.  Each Limited Partner agrees, as set forth below, with respect to any information pertaining to the Partnership or their respective investments or Affiliates that is provided to such Limited Partner pursuant to this Agreement or otherwise (collectively, “Confidential Matter”), to treat as confidential all such information, together with any analyses, studies or other documents or records prepared by such Partner, its Affiliates, or any representative or other Person acting on behalf of such Limited Partner (collectively, its “Authorized Representatives”), which contain or otherwise reflect or are generated from Confidential Matters, and will not, and will not permit any of its Authorized Representatives to, disclose any Confidential Matter, provided that any Limited Partner (or its Authorized Representative) may disclose any such information: (a) as has become generally available to the public; (b) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Limited Partner (or its Authorized Representative) but only that portion of the data and information which, in the written opinion of counsel for such Limited Partner or Authorized Representative is required or would be required to be furnished to avoid liability for contempt or the imposition of any other material judicial or governmental penalty or censure; (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation; or (d) as to which the General Partner has consented in writing.

15.17 Payment in U.S. Dollars.  Unless otherwise requested by the General Partner, all payments required to be made pursuant to this Agreement (other than distributions by the Partnership) shall be payable only in U.S. Dollars and shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than U.S. Dollars, or any other realization in such other currency, whether as proceeds of set-off, distributions or otherwise, except to the extent that such tender, recovery or realization shall result in the effective receipt by the Person to whom such payment was owed of the full amount of U.S. Dollars due and payable hereunder.

15.18 Submission to Personal Jurisdiction and Consent to Venue.  Each Limited Partner irrevocably consents and agrees that any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Maryland or the United States federal courts for the District of Maryland, and, by execution and delivery of this Agreement, each Limited Partner hereby submits to and accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive personal jurisdiction of the aforesaid courts and appellate courts from any appeal thereof.  Each Limited Partner further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof in the manner set forth in Section 15.10.  Each Limited Partner hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Nothing herein shall affect the right of the General Partner or the Partnership to serve process in any other manner permitted by law or to commence legal actions or proceedings or otherwise proceed against any other Partner hereunder in any other jurisdiction.  Nothing in this Section 15.18 shall be deemed to constitute a submission to jurisdiction, consent or waiver with respect to any matter not specifically referred to herein.

15.19 Entity Classification.  It is the intention of the Partners that the Partnership be treated as a partnership for income tax purposes.  The Tax Matters Partner is authorized to make a protective election to be treated as a partnership for federal income tax purposes on IRS Form 8832, Entity Classification Election, in the manner described under § 301.7701-3(c) of the Treasury Regulations.  By executing this Agreement, each of the Partners hereby consents to any election made by the Tax Matters Partner for the Partnership to be treated as a partnership for United States federal income tax purposes.

15.20 Survival.  Except as otherwise expressly provided herein, all indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Partnership until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

15.21 Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

15.22 Partnership Counsel.  Each Limited Partner hereby acknowledges and agrees that Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC and any other law firm retained by the General Partner in connection with the organization of the Partnership, the offering of Interests, the management and operation of the Partnership, or any dispute between the General Partner and any Limited Partner, is acting as counsel to the General Partner, and as such does not represent or owe any duty to such Limited Partner or to the Limited Partners as a group.

15.23 Ownership and Use of Name.  Upon termination of the Partnership, the entire right, title and interest in and to the name “Bridge Private Lending” and the goodwill attached thereto shall, without requiring any compensation to the Partnership or to any Limited Partner, be assigned to the General Partner or to such other Person as shall be designated by the General Partner.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple counterparts as of the day and in the year first above written, and each of such counterparts, when taken together, shall constitute one (1) and the same instrument.

GENERAL PARTNER:
Bridge GP, LLC

	By:	BPL Manger, LLC
Managing Member

December 3rd, 2009	By:	/s/ David Borinsky (SEAL)
David Borinsky, Sole Member

INITIAL LIMITED PARTNER:

December 3rd, 2009	/s/ David Borinsky (SEAL)
David Borinsky

INDIVIDUALS
EXECUTION PAGE FOR LIMITED PARTNERSHIP AGREEMENT
OF BRIDGE PRIVATE LENDING, L.P.

Individuals interested in purchasing Limited Partnership Units must complete and return this Execution Page along with their wire transfer, check, or money order payable to Bridge Private Lending, LP to:

Bridge Private Lending, LP
4639 Falls Road
Baltimore, Maryland 21210

If accepted by Bridge Private Lending, LP (the “Partnership”), this Execution Page shall constitute a subscription for the number and Class of Units of the Company designated below and a Execution Page to the Limited Partnership Agreement of the Partnership. Acceptance of this Execution Page will be in the form of an Acknowledgment which will be mailed to you. If this Execution Page is not accepted by the Partnership, your investment funds will be returned to you within twenty (20) days with no interest earned thereon.

Insert the number of each Class of Limited Partnership Units subscribed for and the investment amount:

Class A Units (9% Return – 5 Years Non-Withdrawal Period):

Class B Units (7% Return – 3 Years Non-Withdrawal Period):

Class C Units (5% Return – 18 Months Non-Withdrawal Period):

Total Units:

Total Investment Amount (Total Units X $500):

The undersigned hereby irrevocably tenders a subscription for the purchase of the number of Units in the Class/es inserted above with the payment of Total Investment Amount and the undersigned hereby executes the Limited Partnership Agreement of the Partnership.

Form of Ownership (Check One):	(SEAL) Signature of Investor
____ Individual ____ Tenants-in-common (each must sign) ____ Joint tenants with right of survivorship (each must sign)	Typed or Printed Name of Investor
____ Tenants by the entireties (each must sign) ____ Fiduciary capacity (please indicate the capacity on the signature line)	(SEAL) Signature of Co-Investor (if any)
Typed or Printed Name of Co-Investor (if any)
Residence or Business Address
City State Zip
( ) Telephone Number
Social Security Number

ACCEPTED THIS ____ DAY OF ________, _____

BRIDGE PRIVATE LENDING, LP

By:

Name:

Title:

ENTITIES
EXECUTION PAGE FOR LIMITED PARTNERSHIP AGREEMENT
OF BRIDGE PRIVATE LENDING, L.P.

Entities interested in purchasing Limited Partnership Units must complete and return this Execution Page along with their wire transfer, check, or money order payable to Bridge Private Lending, LP to:

Bridge Private Lending, LP
4639 Falls Road
Baltimore, Maryland 21210

If accepted by Bridge Private Lending, LP (the “Partnership”), this Execution Page shall constitute a subscription for the number and Class of Units of the Company designated below and a Execution Page to the Limited Partnership Agreement of the Partnership. Acceptance of this Execution Page will be in the form of an Acknowledgment which will be mailed to you. If this Execution Page is not accepted by the Partnership, your investment funds will be returned to you within twenty (20) days with no interest earned thereon.

Insert the number of each Class of Limited Partnership Units subscribed for and the investment amount:

Class A Units (9% Return – 5 Years Non-Withdrawal Period):

Class B Units (7% Return – 3 Years Non-Withdrawal Period):

Class C Units (5% Return – 18 Months Non-Withdrawal Period):

Total Units:

Total Investment Amount (Total Units X $500):

The undersigned entity hereby irrevocably tenders a subscription for the purchase of the number of Units in the Class/es inserted above with the payment of Total Investment Amount and the undersigned entity hereby executes the Limited Partnership Agreement of the Partnership.

Entity Form (Check One):	Typed or Printed Name of Entity
____ Corporation ____ Partnership ____ Limited liability company	(SEAL) By: Name: Title:
Principle Business Address of Entity
City State Zip
( ) Telephone Number
Taxpayer Identification Number

ACCEPTED THIS ____ DAY OF ________, ______

BRIDGE PRIVATE LENDING, LP

By:

Name:

Title:

TRUST, IRA OR EMPLOYEE BENEFIT PLAN
EXECUTION PAGE FOR LIMITED PARTNERSHIP AGREEMENT
OF BRIDGE PRIVATE LENDING, L.P.

Trusts, IRAs or Employee Benefit Plans interested in purchasing Limited Partnership Units must complete and return this Execution Page along with their wire transfer, check, or money order payable to Bridge Private Lending, LP to:

Bridge Private Lending, LP
4639 Falls Road
Baltimore, Maryland 21210

If accepted by Bridge Private Lending, LP (the “Partnership”), this Execution Page shall constitute a subscription for the number and Class of Units of the Company designated below and a Execution Page to the Limited Partnership Agreement of the Partnership. Acceptance of this Execution Page will be in the form of an Acknowledgment which will be mailed to you. If this Execution Page is not accepted by the Partnership, your investment funds will be returned to you within twenty (20) days with no interest earned thereon.

Insert the number of each Class of Limited Partnership Units subscribed for and the investment amount:

Class A Units (9% Return – 5 Years Non-Withdrawal Period):

Class B Units (7% Return – 3 Years Non-Withdrawal Period):

Class C Units (5% Return – 18 Months Non-Withdrawal Period):

Total Units:

Total Investment Amount (Total Units X $500):

The undersigned hereby irrevocably tenders a subscription for the purchase of the number of Units in the Class/es inserted above with the payment of Total Investment Amount and the undersigned hereby executes the Limited Partnership Agreement of the Partnership.

Form of Ownership (Check One): ____ TRUST ____ IRA (owner and custodian sign) ____ EMPLOYEE BENEFIT PLAN ____ OTHER (specify ______________)

(SEAL) Signature of Trustee / Custodian	(SEAL) Signature of Beneficiary / Owner (if applicable)
Printed Name of Trustee / Custodian	Name of Beneficiary / Owner (if applicable)
Printed Name of Plan (if applicable)	Residence or Business Address of Beneficiary / Owner (if applicable)
Residence or Business Address of Trustee / Custodian / Plan	City State Zip
City State Zip	( ) Telephone Number
( ) Telephone Number	Social Security Number of Beneficiary / Owner (if applicable)

Taxpayer Identification Number of Trustee / Custodian / Plan

ACCEPTED THIS ____ DAY OF ________, _____

BRIDGE PRIVATE LENDING, LP

By:

Name:

Title:

REPRESENTATIONS BY EMPLOYEE BENEFIT PLANS

The undersigned, on behalf of the subscribing employee benefit plan, represents that all of the obligations and requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”), including prudence and diversification, with respect to the investment of trust assets in Bridge Private Lending, LP, a Maryland limited partnership (the “Partnership”), have been considered prior to subscribing for the limited partnership units of the Partnership (the “Units”).  The person with investment discretion on behalf of the plan has consulted his attorney or other tax advisor with regard to whether the purchase of Shares might generate “unrelated business taxable income” under Section 512 of the Internal Revenue Code of 1986.  By signing this representation letter, the trustee or custodian subscribing for the Units assumes full responsibility for evaluating the appropriateness of the investment and represents that he has performed his duties with respect to the plan solely in the interest of the participants of the plan with the care, skill and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of a similar enterprise.

The Units may not be purchased with the assets of an employee benefit plan if the Partnership or any affiliate of the Partnership either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to regularly give investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; (c) has discretionary authority or discretionary responsibility for administration of a plan; or (d) are employers maintaining or contributing to such plan~~;~~.  Additionally, the Units may not be purchased by an employee benefit plan that is not excluded by the foregoing unless, such plan is eligible for the exemption relief available under U.S. Department of Labor Prohibited Transaction Class Exemption 96-23,95-60,91-38,90-1 OR 84-14 or another applicable exemption or its purchase and holding of the Units are not prohibited by Section 406 of ERISA or Section 4975 of the Internal Revenue Code.  These restrictions are intended to prevent potential violations of certain provisions of ERISA.  Each fiduciary who authorizes a purchase of the Units by a plan must determine for itself whether such purchase would constitute a prohibited transaction.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF AN EMPLOYEE BENEFIT PLAN IS IN NO RESPECT A REPRESENTATION BY THE PARTNERSHIP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PARTNERSHIP RESERVES THE RIGHT TO REJECT THE SUBSCRIPTIONS OF ANY EMPLOYEE BENEFIT PLAN, IN ITS SOLE DISCRETION, IF IT BELIEVES THAT THE ACCEPTANCE OF ADDITIONAL EMPLOYEE BENEFIT PLAN SUBSCRIPTIONS MAY JEOPARDIZE THE STANDING OF THE PARTNERSHIP UNDER APPLICABLE LAW AS A PERMISSIBLE INVESTMENT BY EMPLOYEE BENEFIT PLANS.

Name of Plan:	By:
(Trustee)

REPRESENTATIONS BY IRAS

Each IRA investor must determine for itself whether a purchase of the Units would constitute a prohibited transaction and a violation of Section 4975 of the Internal Revenue Code.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF AN IRA IS IN NO RESPECT A REPRESENTATION BY THE PARTNERSHIP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR IRA. THE PARTNERSHIP RESERVES THE RIGHT TO REJECT THE SUBSCRIPTIONS OF ANY IRA, IN ITS SOLE DISCRETION, IF IT BELIEVES THAT THE ACCEPTANCE OF ADDITIONAL IRA MAY JEOPARDIZE THE STANDING OF THE PARTNERSHIP UNDER APPLICABLE LAW AS A PERMISSIBLE INVESTMENT BY EMPLOYEE BENEFIT PLANS.

(SEAL) Signature of Custodian (if applicable)	(SEAL) Signature of Owner
Printed Name of Custodian (is applicable)	Name of Owner

SCHEDULE A

LIMITED PARTNERSHIP AGREEMENT OF
BRIDGE PRIVATE LENDING, LP

List of Partners as of__________, _____

Part I: General Partner

General Partner:
$[ ]

Part II: Limited Partners

Limited Partners:

Limited Partner Commitments:	$[ ]

Total Commitments:	$[ ]